UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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ACCURIDE CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ACCURIDE CORPORATION
7140 OFFICE CIRCLE
P.O. BOX 15600
EVANSVILLE, IN 47716

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 14, 2007

Annual Meeting

The Annual Meeting of Stockholders of Accuride Corporation, a Delaware corporation (the “Company”), will be held on June 14, 2007, at 10:00 a.m. at Evansville Airport Marriott, 7101 Highway 41 North, Evansville, IN 47725.

At the meeting, stockholders will consider and vote upon the following proposals:

1.      ELECTION OF DIRECTORS.    To elect nominees for the Board of Directors (the “Board”) of the Company.

2.      RATIFICATION AND APPROVAL OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.   To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the current fiscal year.

3.      APPROVAL OF THE AMENDMENT AND RESTATMENT OF THE 2005 INCENTIVE AWARD PLAN.   To vote in favor of an amendment and restatement of the Accuride Corporation 2005 Incentive Award Plan.

4.      OTHER BUSINESS.    To transact such other business as may properly come before the meeting or any and all postponements or adjournments thereof.

The Board has fixed the close of business on April 20, 2007 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting. Accordingly, only stockholders of record at the close of business on that day will be entitled to vote at the meeting, notwithstanding any transfer of shares on the books of the Company after that date.

A Proxy Statement, which contains information with respect to the matters to be voted upon at the meeting and a Proxy card and return envelope, are furnished herewith. Management urges each stockholder to carefully read the Proxy Statement.

BY ORDER OF THE BOARD OF DIRECTORS
David K. Armstrong
Corporate Secretary
Evansville, Indiana
Dated: April 27, 2007

IT IS DESIRABLE THAT AS MANY OF THE STOCKHOLDERS AS POSSIBLE BE REPRESENTED AT THE MEETING IN PERSON OR BY PROXY. YOU ARE CORDIALLY INVITED TO ATTEND IN PERSON. REGARDLESS OF WHETHER YOU INTEND TO BE PRESENT AT THE MEETING, YOU ARE URGED TO SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY SO THAT YOUR SHARES WILL BE REPRESENTED IN THE EVENT YOU ARE UNABLE TO ATTEND. SIGNING A PROXY AT THIS TIME WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON SHOULD YOU LATER DECIDE TO ATTEND THE MEETING.

ACCURIDE CORPORATION
7140 OFFICE CIRCLE
P.O. BOX 15600
EVANSVILLE, IN 47716

PROXY STATEMENT

GENERAL

Date, Time and Place

This Proxy Statement (the “Proxy Statement”) is furnished to the stockholders of Accuride Corporation, a Delaware corporation (the “Company”), in connection with the solicitation of proxies by the Board of Directors (the “Board”) of the Company for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 10:00 a.m. on June 14, 2007, at Evansville Airport Marriott, 7101 Highway 41 North, Evansville, IN 47725, and any and all postponements or adjournments thereof. It is anticipated that this Proxy Statement and the enclosed proxy card (the “Proxy”) will be sent to such stockholders on or about April 30, 2007.

Purposes of the Annual Meeting

The purposes of the Annual Meeting are to (1) elect nominees for the Board, (2) ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the current fiscal year, (3) approve the Company’s Amended and Restated 2005 Incentive Award Plan, and (4) transact such other business as may properly come before the meeting or any and all postponements or adjournments thereof.

Proxy/Voting Instruction Cards and Revocability of Proxies

When the Proxy in the enclosed form is returned properly executed, the shares represented thereby will be voted at the meeting in accordance with the instructions given by the stockholder. If no instructions are given, the returned Proxy will be voted in favor of the election of the nominees named herein as directors and in favor of each of the other proposals. Any stockholder, including a stockholder personally attending the meeting, may revoke his or her Proxy at any time prior to its use by filing with the Secretary of the Company, at our corporate offices at 7140 Office Circle, P.O. Box 15600, Evansville, IN 47716, a written notice of revocation or a duly executed Proxy bearing a later date or by voting in person at the Annual Meeting.

Record Date and Share Ownership

Stockholders of record at the close of business on April 20, 2007 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. At the Record Date, 35,073,028 shares of the Company’s common stock were issued and 34,996,836 shares were outstanding. For information regarding security ownership by management and by 5% stockholders, see “Other Information—Share Ownership by Principal Stockholders and Management,” below.

Voting and Solicitation

Holders of shares of common stock are entitled to one vote per share on all matters to be acted upon at the meeting, including the election of directors. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections (the “Inspector”) with the assistance of the Company’s transfer agent. The Inspector will also determine whether or not a quorum is present. In general, Delaware law provides that a quorum consists of a majority of the shares entitled to vote and present in person or represented by proxy. The Inspector will treat abstentions and broker non-votes as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Directors will be elected by a plurality of the votes cast that are present in person or represented by proxy. All other proposals require the favorable vote of a majority of the votes present and entitled to vote on the particular proposal. Abstentions will have the same effect as votes against such a proposal. Broker non-votes will not be counted as votes for or against such a proposal and will not be included in counting the number of votes necessary for approval of the proposal and will not have any effect on the outcome of such proposal.

The shares represented by the proxies received, properly marked, dated, signed and not revoked will be voted at the Annual Meeting. Where such proxies specify a choice with respect to any matter to be acted on, the shares will be voted in accordance with the specifications made. Any proxy that is returned using the form of proxy enclosed and that is not marked as to a particular item will be voted, as the case may be, with respect to the item not marked: FOR the election of directors; FOR ratification of the appointment of the designated independent registered public accounting firm; FOR approval of the amendment and restatement of the Company’s 2005 Incentive Award Plan; and as the proxy holders deem advisable on other matters that may come before the meeting. The Company believes that the tabulation procedures to be followed by the Inspector are consistent with the general statutory requirements in Delaware concerning voting of shares and determination of a quorum.

The cost of soliciting proxies will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, facsimile or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

Stockholder Proposals for the Next Annual Meeting

Any proposal to be presented at the Company’s next Annual Meeting of Stockholders must be received at the Company’s principal office no later than December 28, 2007, in order to be considered for inclusion in the Company’s proxy materials for such meeting. Any such proposals must comply with the requirements of Rule 14a-8 under the Exchange Act of 1934, as amended (the “Exchange Act”), and be submitted in writing and addressed to the attention of the Company’s Corporate Secretary at 7140 Office Circle, P.O. Box 15600, Evansville, IN 47716. In accordance with our bylaws, proposals of stockholders intended to be presented at the Company’s 2008 Annual Meeting of Stockholders (the “2008 Annual Meeting”) without inclusion of such proposals in the Company’s proxy statement and form of proxy relating to that meeting must be received by the Company no later than the close of business 90 days, nor earlier than the close of business 120 days prior to the first anniversary of the Company’s 2007 Annual General Meeting of Stockholders (regardless of any adjournments of that meeting to a later date). If the date of our 2008 Annual Meeting is advanced by more than 30 days prior to or delayed (other than as a result of adjournment) by more than 30 days after the anniversary of our 2007 Annual General Meeting of Stockholders, the stockholder must submit any such proposal or nomination no earlier than the close of business on the 120th day, nor later than the close of business on the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Our Amended and Restated Bylaws also specify requirements as to the form and content of a stockholder’s notice.

PROPOSAL No. ONE

ELECTION OF DIRECTORS

Nominees

A Board of seven directors is to be elected at the Annual Meeting. The Bylaws of the Company presently provide that the number of directors which shall constitute the whole Board shall be fixed from time to time by resolution adopted by the Board, and the number of directors is presently set at eight. On April 23, 2007, Craig H. Muhlhauser notified the Company of his decision not to stand for re-election to the Company’s Board of Directors due to the demands of his new position as CEO of Celestica Inc. Mr. Muhlhauser’s term expires on the date of the Company’s annual stockholders meeting, June 14, 2007. The Company has retained a search firm to assist it in finding a new board member to replace Mr. Muhlhauser.

Unless otherwise instructed, the proxy holders will vote the proxies received by them for management’s seven nominees named below, all of whom are presently directors of the Company. The seven nominees receiving the highest number of affirmative votes will be elected as directors of the Company. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board to fill the vacancy. It is not expected that any other nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next Annual Meeting or until his or her successor has been elected and qualified.

The names of the nominees, and certain information about them, are set forth below:

Name	Age	Director Since	Position
Nominees
Terrence J. Keating	57	2002	Director, Chairman and Chief Executive Officer of Accuride Corporation
Mark D. Dalton	45	2005	Director
Frederick M. Goltz(1)(2)	36	1999	Director
James H. Greene, Jr.(1)(2)	56	1998	Director and Lead Independent Director
Donald T. Johnson, Jr.(3)	55	2006	Director
Charles E. Mitchell Rentschler(2)(3)	67	2005	Director
Donald C. Roof(1)(3)	55	2005	Director

(1)          Member of the Nominating and Corporate Governance Committee.

(2)          Member of the Compensation Committee.

(3)          Member of the Audit Committee.

The principal occupations and positions for at least the past five years of our current directors and director nominees are described below. There are no family relationships among any of our directors or executive officers.

Terrence J. Keating has served as Chief Executive Officer and a director of the Company since May 2002 and has served as Chairman since January 2007. Additionally, Mr. Keating served as Accuride’s President from May 2002 to January 2006. He began his career with us in December 1996 and has formerly served as Vice President/Operations and Senior Vice President and General Manager/Wheels. Mr. Keating holds a Bachelor of Science in Mechanical Engineering Technology from Purdue University and an M.B.A. in Operations from Indiana University. Mr. Keating also serves on the Board of Directors for the Heavy Duty Manufacurers Association, (HDMA) and Heavy Duty Business Forum (HDBF).

Mark D. Dalton has been a director of the Company since February 2005. From March 2000 to January 2005, Mr. Dalton served as a director of Transportation Technologies Industries, Inc. (“TTI”). Mr. Dalton has served as a managing director of Trimaran Fund Management, L.L.C. since August 2001. From December 1996 to August 2001, Mr. Dalton served as a managing director in the Leveraged Finance Group of CIBC World Markets Corp.

Frederick M. Goltz has been a director of the Company since June 1999. He has been a member of KKR & Co., L.L.C., the limited liability company that serves as the general partner to KKR, since January 2006. Previously, Mr. Goltz was an executive of KKR from March 1995 to December 2005, with the exception of the period from July 1997 to July 1998 during which time he earned an M.B.A. at INSEAD.

James H. Greene, Jr. has been a director of the Company since January 1998 and the Lead Independent Director since January 2007. Mr. Green previously served as Chairman from April 2005 to December 2006. He has been a member of KKR & Co. L.L.C., the limited liability company that serves as the general partner to KKR, since January 1996. He is also a director of Aricent Inc, Avago Technologies, NuVox, Inc., SunGard Data Systems, Inc. and Zhone Technologies, Inc.

Donald T. Johnson, Jr. has been a director of the Company since April 2006. Mr. Johnson has been the President and Chief Operating Officer of Aftermarket Technology Corp., or ATAC, since January 2004. In February 2004 Mr. Johnson became Chief Executive Officer of ATAC, and became a member of ATAC’s Board of Directors in May 2004 and Chairman of ATAC’s Board in June 2005. Before joining ATAC, Mr. Johnson was Global Director, Parts, Supply and Logistics for Ford Motor Company since 1999. Mr. Johnson holds a Bachelor of Arts in Management from the University of Illinois.

Craig H. Muhlhauser has been a director of the Company since April 2006. Mr. Muhlhauser was appointed President and CEO of Celestica, Inc. in November 2006 and previously served as Celestica’s President and Executive Vice President, Worldwide Sales and Business Development of Celestica Inc. from May 2005 to November 2006. Previously, Mr. Muhlhauser was employed by Exide Technologies, where he served as President and Chief Executive Officer from April 2004 through March 2005; as Chairman and Chief Operating Office and Member of the Office of the Chairman from July 2000 to September 2001. Mr. Muhlhauser holds a Master of Science degree in Mechanical Engineering and Bachelor of Science degree in Aerospace Engineering from the University of Cincinnati. On April 23, 2007, Craig H. Muhlhauser notified the Company of his decision not to stand for re-election to the Company’s Board of Directors due to the demands of his new position as CEO of Celestica Inc. Mr. Muhlhauser’s term expires on the date of the Company’s annual stockholders meeting, June 14, 2007. The Company has retained a search firm to assist it in finding a new board member to replace Mr. Muhlhauser.

Charles E. Mitchell Rentschler has been a director of the Company since March 2005. Mr. Rentschler has served as Vice-President of Wall Street Access since July 2006. Mr. Rentschler previously served as Director, Industrial Research with Foresight Research Solutions from July 2005 to June 2006, and was previously a principal with Langenberg & Company, a private industrial securities research firm, from August 2003 to June 2005 when it merged with Foresight Research Solutions. From 2001 to 2003, Mr. Rentschler was an independent business consultant providing general business consulting services to the foundry industry. Mr. Rentschler served as President and Chief Executive Officer of The Hamilton Foundry & Machine Co. from 2000 to 2001. Mr. Rentschler is a director of Hurco Companies, Inc. and serves on its governance committee.

Donald C. Roof has been a director of the Company since March 2005. Mr. Roof has been the Executive Vice President, Chief Financial Officer and Treasurer of Joy Global Inc. since June 2001. From May 1999 to February 2001, Mr. Roof served as the President and Chief Executive Officer of Heafner Tire

Group, Inc. Mr. Roof previously served on the audit committee of Fansteel Inc. from September 2000 to March 2003.

Vote Required; Recommendation of Board of Directors

If a quorum is present and voting, the nominees receiving the highest number of votes, up to the number of directors to be elected, will be elected as directors. Directors will be elected by a plurality of the votes cast that are present in person or represented by proxy. Abstentions, withheld votes and broker non-votes will not affect the election of directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES SET FORTH HEREIN.

The Board of Directors and its Committees

The Board has an Audit Committee, a Nominating and Corporate Governance Committee and a Compensation Committee. During the 2006 fiscal year, the Board held five (5) meetings, including two (2) conference calls; the Audit Committee held four (4) meetings; the Compensation Committee held one (1) meeting; and the Nominating and Corporate Governance Committee held one (1) meeting. Each of the Company’s incumbent directors attended at least 75% of each of (i) the total number of meetings of the Board and (ii) the total number of meetings of committees of the Board on which such person served during the 2006 fiscal year, with the exception of Mr. Muhlhauser who attended 60% of the Board meetings in 2006. Mr. Muhlhauser joined our Board in April 2006, after the Board meeting schedule for the year had been established. Although the Company does not have a formal policy regarding attendance by members of the Board at its Annual Meeting, the Company encourages directors to attend, but recognizes that circumstances may prevent attendance from time to time. To facilitate attendance and reduce travel costs, the Company plans to schedule its Annual Meeting to occur immediately before or after a periodic meeting of the Board, although in some years scheduling conflicts may prevent this arrangement.

Annual Meeting Attendance

All of the Companies directors attended the 2006 Annual Meeting of Stockholders in person or via teleconference.

Director Independence

The Board has determined that Messrs. Greene, Goltz, Johnson, Muhlhauser, Rentschler and Roof are “independent” as that term is defined in the New York Stock Exchange (“NYSE”) Rules. In making that determination, the Board considered objective standards set forth in the NYSE Corporate Governance Rules and also reviewed relationships between each director and the Company in detail to determine whether, despite satisfying NYSE standards for independence, any such director has relationships with the Company that, individually or in the aggregate, would prevent the Board from finding that such director is independent or would be reasonably expected to interfere with such person’s exercise of independent judgment. The Board also considered directors’ relationships with the Company from the standpoint of both the nominee and the persons and organizations with which the nominee has an affiliation. In addition, the Board has determined that each member of the Audit Committee also satisfies the independence requirements of Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board has adopted a charter for each of the three standing committees.

Audit Committee

The primary purpose of the Audit Committee is to oversee the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company. The Audit Committee acts pursuant to a written charter that has been adopted by the Board. A more complete description of the powers and responsibilities delegated to the Audit Committee is set forth in the Audit Committee Charter, which is posted in the Investor Information section of our website at www.accuridecorp.com and is attached hereto as Appendix A. Subsequent to our initial public offering, the Audit Committee was composed of two independent directors, Messer’s. Roof and Rentschler. Donald T. Johnson joined our Audit Committee in April 2006, and the Audit Committee continues to be comprised of Messrs. Johnson, Rentschler and Roof. Mr. Roof serves as Chairman. The Audit Committee met four (4) times during the 2006 fiscal year. The Board has determined that all current members of the Audit Committee are “independent” as that term is defined in the New York Stock Exchange’s corporate governance rules. The Board has further determined that Mr. Roof is an “audit committee financial expert” as defined by Item 401(h) of Regulation S-K of the Securities Act of 1933, as amended (the “Securities Act”).

Compensation Committee

The Compensation Committee determines salaries and incentive compensation, awards stock options to executive officers and employees under the Company’s stock option plans, and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. A more complete description of the powers and responsibilities delegated to the Compensation Committee is set forth in the Compensation Committee Charter, which is posted in the Investor Information section of our website at www.accuridecorp.com. During the 2006 fiscal year and continuing to present, the Compensation Committee was composed of three non-employee directors, Messrs. Greene, Goltz and Rentschler. Mr. Greene serves as Chairman. The Compensation Committee met one (1) time during the 2006 fiscal year. The Board has determined that all of the members of the Compensation Committee are “independent” as defined in the NYSE Rules.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee acts pursuant to a written charter that has been adopted by the Board. The Nominating and Corporate Governance Committee establishes qualification standards for Board membership, identifies qualified individuals for Board membership, considers and recommends director nominees for approval by the Board and the stockholders and oversees the evaluation of the Board. The Nominating and Governance Committee considers suggestions from many sources, including stockholders, regarding possible candidates for director. The Nominating and Corporate Governance Committee is composed of three non-employee directors, Messrs. Greene, Goltz and Roof. Mr. Greene serves as Chairman. The Nominating and Corporate Governance Committee met two (2) times, one being held via teleconference, in conjunction with the Board meetings during the 2006 fiscal year. The Board has determined that each of the members of the Nominating and Corporate Governance Committee is “independent” as defined in the New York Stock Exchange Rules.

Our stockholder, KKR, has certain rights to designate a specified number of directors based on its ownership interest in the Company’s common stock. Further, each of KKR and Trimaran has agreed, pursuant to certain terms and conditions, to vote in support of KKR’s designated Board member or members. See “Certain Relationships and Related Transactions—2005 Shareholder Rights Agreement.”

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. To date, the Company has not received any recommendations from stockholders requesting that the Nominating and Corporate Governance Committee consider a candidate for inclusion among the Committee’s slate of nominees in the Company’s proxy statement. As specified in the Company’s Bylaws, stockholders recommending director candidates must provide all information relating to such candidate that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, and Rule 14a-11 thereunder, including such candidate’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected.

In evaluating director nominees, the Nominating and Governance Committee considers the following criteria:

•       personal and professional integrity, ethics and values;

•       experience in corporate management, such as serving as an officer or former officer of a publicly held company and a general understanding of marketing, finance and other elements relevant to the success of a publicly-traded company in today’s business environment;

•       experience in the Company’s industry and with relevant social policy concerns;

•       experience as a board member of another publicly held company;

•       academic expertise in an area of the Company’s operations; and

•       practical and mature business judgment, including ability to make independent analytical inquiries.

There are no stated minimum criteria for director nominees. The Nominating and Corporate Governance Committee may, however, consider such other factors as it deems are in the best interests of the Company and its stockholders. All candidates are reviewed in the same manner regardless of the source of the recommendation.

The Nominating and Corporate Governance Committee identifies nominees by first evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to the Company’s business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining new perspectives. If any member of the Board does not wish to continue in service or if the Nominating and Corporate Governance Committee decides not to nominate a member for re-election, unless the Board determines not to fill a vacancy, the Committee will identify the desired skills and experience of a new nominee as outlined above. The Company has recently engaged a third party to assist in identifying potential director nominees in connection with Craig H. Muhlhauser’s recent notification of his decision not to stand for re-election to the Company’s Board of Directors, which decision is not due to any disagreement with the Company.

Stockholders may send any recommendations for director nominees or other communications to the Board or any individual director c/o Accuride Corporation, ATTN: Corporate Secretary, 7140 Office Circle, P.O. Box 15600, Evansville, IN 47716. All communications received will be reported to the Board or the individual directors, as appropriate.

Non-management Director Executive Sessions

To promote open discussion among the non-management directors, our non-management directors meet at regularly scheduled “executive sessions” in which those directors meet without management participation. The Lead Independent Director of our Board presides over these meetings. Additionally, in the event our non-management directors include directors who are not also “independent” under NYSE rules, the “independent” directors will meet separately at lease once per year in executive session. Interested parties may communicate directly with our non-management directors by writing to Accuride

Corporation, ATTN: Non-management Directors, c/o Corporate Secretary, 7140 Office Circle, P.O. Box 15600, Evansville, IN 47716.

Code of Ethics

The Board has also adopted a formal code of conduct that applies to all of the Company’s employees, officers and directors. You can access the latest copy of the Code of Conduct, as well as our Corporate Governance Guidelines and the charters of the Audit Committee, Compensation Committee and Nominating and Governance Committee of the Board in the Investor Information section of our website at www.accuridecorp.com. Additionally, these documents are available in print to any shareholder who requests them by writing to Accuride Corporation, ATTN: Corporate Secretary, 7140 Office Circle, P.O. Box 15600, Evansville, IN 47716.

COMPENSATION OF NON-EMPLOYEE DIRECTORS

Director Compensation Table

Directors employed by us do not receive any separate compensation for services performed as a director. In 2006, each of the non-employee directors received an annual fee of $45,000. In addition, the Chairman of our Audit Committee received an annual fee of $15,000 and the Compensation Committee Chairman received an annual fee of $10,000. Non-chairman members of the Audit Committee and Compensation Committee received an annual fee of $5,000 for each committee in which they served. We reimburse directors for out-of-pocket expenses incurred in connection with their attendance at Board and Committee meetings.

As incentive for retaining qualified directors, we have granted our directors stock options under our 2005 Incentive Plan. Coincident with our initial public offering on April 26, 2005, we granted our non-employee directors an option to purchase 25,000 shares at an exercise price of $9.00 per share. In April 2006, we granted an option to purchase 25,000 options at an exercise price of $10.53 per share to each of our new directors, Messrs. Johnson and Muhlhauser. These option shares granted to our directors were fully vested at grant and become exercisable in one-third increments over a three-year period on each anniversary of the date of grant. The Company currently intends to grant an option to purchase 25,000 shares of its common stock to each new director upon his/her joining the Board, such shares will have an exercise price equal to the fair market value of our common stock on the date of grant and will be fully vested at grant, but will become exercisable in one-third increments over a three year period on each anniversary of the grant date.

The following Director Compensation Table sets forth summary information concerning the compensation paid to our non-employee directors in 2006 for services to our company.

	Fees Earned or Paid in Cash(1)	Stock Awards	Option Awards (2)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
James H. Greene, Jr.	$55,000	—	$43,578	—	—	—	$98,578
Frederick M. Goltz	$50,000	—	$43,578	—	—	—	$93,578
Mark D. Dalton	$45,000	—	$43,578	—	—	—	$88,578
Donald C. Roof	$60,000	—	$43,578	—	—	—	$103,578
Charles E. Mitchell Rentschler	$55,000	—	$43,578	—	—	—	$98,578
Donald T. Johnson	$37,500	—	$58,725	—	—	—	$96,225
Craig H. Muhlhauser	$33,750	—	$58,725	—	—	—	$92,475

(1)          Fees earned may be paid in cash or in stock. All fees are shown in this column regardless of payment method. The amounts are detailed below:

	Base Annual Fee	Audit Committee Chairman	Audit Committee Member	Compensation Committee Chairman	Compensation Committee Member	Total
James H. Greene, Jr.	$45,000	—	—	$10,000	—	$55,000
Frederick M. Goltz	$45,000	—	—	—	$5,000	$50,000
Mark D. Dalton	$45,000	—	—	—	—	$45,000
Donald C. Roof	$45,000	$15,000	—	—	—	$60,000
Charles E. Mitchell Rentschler	$45,000	—	$5,000	—	$5,000	$55,000
Donald T. Johnson(a)	$33,750	—	$3,750	—	—	$37,500
Craig H. Muhlhauser(a)	$33,750	—	—	—	—	$33,750

(a)   Mr. Johnson and Mr. Muhlhauser joined as directors on April 10, 2006.

(2)          These amounts represent the aggregate expense recognized for financial statement reporting purposes in 2006, disregarding the purposes of forfeitures related to service-based vesting conditions, in accordance with the Financial Accounting Standards Board’s Statement of Financial Accounting Standards No. 123(R), Share-Based Payment, for stock options granted to the directors. The awards for which expense is shown in this table include the awards described below, which were granted in 2005 and 2006:

	Grant Date	Stock Option Shares Granted	Exercise Price	Grant Date Fair Value of Stock and Option Awards (b)	Stock Option Shares Exercisable at 12/31/2006	Stock Option Shares Outstanding at 12/31/2006
James H. Greene, Jr.	4/26/2005	25,000	$9.00	$40,164	8,333	25,000
Frederick M. Goltz	4/26/2005	25,000	$9.00	$40,164	8,333	25,000
Mark D. Dalton	4/26/2005	25,000	$9.00	$40,164	8,333	25,000
Donald C. Roof	4/26/2005	25,000	$9.00	$40,164	8,333	25,000
Charles E. Mitchell Rentschler	4/26/2005	25,000	$9.00	$40,164	8,333	25,000
Donald T. Johnson(a)	4/10/2006	25,000	$10.53	$58,725	—	25,000
Craig H. Muhlhauser(a)	4/10/2006	25,000	$10.53	$58,725	—	25,000

(a)          Mr. Johnson and Mr. Muhlhauser joined as directors on April 10, 2006.

(b)         In determining the estimated fair value of our share-based awards as of the grant date, we used the Black-Scholes option-pricing model. The assumptions underlying our model are described in the notes to our consolidated financial statements (Note 12—Stock-Based Compensation Plans), which are incorporated into our Form 10-K for fiscal year 2006, filed with the SEC on March 9, 2007.

PROPOSAL No. TWO

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY

Deloitte & Touche LLP (“Deloitte”) has been the independent registered public accounting firm for the Company since 1997 and, upon recommendation of the Audit Committee of the Board, their reappointment as the Company’s independent registered public accounting firm for the 2007 fiscal year has been approved by the Board, subject to ratification by the stockholders.

The Company has been advised that a representative of Deloitte will be present at the Annual Meeting, will be available to respond to appropriate questions, and will be given an opportunity to make a statement if he or she so desires.

The following table sets forth the aggregate fees billed or to be billed by the Company’s principal accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte & Touche”) for the following services during fiscal 2006 and 2005:

Description of Services	2006 Fees	2005 Fees
Audit fees(1)	$2,158	$2,077
Audit-related fees(2)	31	271
Tax fees(3)	115	824
All other fees(4)	0	39
Total	$2,304	$3,211

(1)          Audit Fees:  represents the aggregate fees billed or to be billed for professional services rendered for the audits of our annual financial statements and for the review of the financial statements included in our quarterly reports during such periods, or for services that are normally provided in connection with statutory and regulatory filings or engagements. For fiscal 2006, $1,116 was related to Sarbanes-Oxley Act, Section 404 audit services.

(2)          Audit-Related Fees:  represents the aggregate fees billed or to be billed for assurance and related services, that are reasonably related to the performance of the audit or review of our financial statements, but are not included as Audit Fees, such as employee benefit plan audits, due diligence related to mergers and acquisitions, accounting consultations and internal control reviews. For fiscal 2006, $31 was related to Sarbanes-Oxley Act, Section 404 advisory services, and for fiscal 2005, $10 was related to Sarbanes-Oxley Act, Section 404 advisory services.

(3)          Tax Fees:  represents the aggregate fees billed or to be billed for professional services rendered for U.S. federal, state and foreign tax compliance, acquisition related tax integration and tax restructuring and tax restructuring services.

(4)          All Other Fees:  represents the aggregate fees billed or to be billed consisting of permitted non-audit services. Services rendered in 2005 pertain to dispute consulting services related to certain fire damage and business continuity insurance claims.

All of these services for fiscal 2006 and 2005 were approved by the Audit Committee in accordance with the pre-approval policies described below.

In accordance with the Audit Committee charter, the Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent registered public accounting firm, including the estimated fees and other terms of any such engagement. These services may include audit services, audit-related services, tax services and other permitted non-audit services. Any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. The Audit Committee may elect to delegate pre-approval authority to one or more designated Committee members in accordance with its charter. The Audit Committee considers whether such audit or non-audit services are consistent with the SEC’s rules on auditor independence.

Vote Required; Recommendation of the Board of Directors

Although not required to be submitted for stockholder approval, the Board has conditioned its appointment of the Company’s independent registered public accounting firm upon receiving the affirmative vote of a majority of the shares represented, in person or by proxy, and voting at the Annual Meeting. In the event the stockholders do not approve the selection of Deloitte & Touche LLP, the appointment of the Company’s independent registered public accounting firm will be reconsidered by the Board.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE 2007 FISCAL YEAR.

PROPOSAL No. THREE

APPROVAL OF THE
AMENDMENT AND RESTATMENT OF THE  2005 INCENTIVE AWARD PLAN

We are requesting that our stockholders vote in favor of an amendment and restatement of the Accuride Corporation 2005 Incentive Award Plan (the “plan”), which was approved by the Board of Directors on April 26, 2007, subject to stockholder approval at the annual meeting. A summary of the principal provisions of the plan is set forth below. The summary is qualified by reference to the full text of the plan, which is attached as Appendix B to this Proxy Statement.

The Plan provides for the grant of options (both nonqualified and incentive stock options), stock appreciation rights (“SARs”), restricted stock, restricted stock units, performance shares, performance units, dividend equivalent rights, stock payments, deferred stock, and cash based awards (collectively, “Awards”).

Under the current terms of the plan, a total of 1,633,988 shares of our common stock were initially reserved for issuance under Awards. The amendment and restatement of the plan if approved would increase the number of shares by 2,000,000, so that a total of 3,633,988 shares would be available for issuance as Awards under the plan.

In addition to the increase in the number of shares available under the plan, other technical and clarifying amendments were included in the amendment and restatement of the plan. None of these other amendments is material or otherwise requires shareholder approval.

The amendment and restatement of the plan will only be effective if approved by stockholders.

As of April 20, 2007 only 92,395 shares remained available for grant under the plans, with 1,586,199 shares subject to outstanding Awards. Accordingly, in order to continue providing equity based compensation to our employees and directors we are recommending approval of the amendment and restatement of the plan.

Shares Subject to Plan

Under the plan as amended and restated, the aggregate number of shares of our common stock that may be issued is three million, six hundred thirty three thousand, nine hundred and eighty-eight shares.   The plan provides for specific limits on the number of shares that may be subject to different types of Awards:

•       No more than 500,000 shares may be granted in any calendar year to any one participant.

•       No more than one-half of the shares available for award shall be granted as restricted stock, restricted stock units, deferred stock, performance shares or units or other full value awards.

•       In any one calendar year a participant may not receive a cash based award with a value exceeding one million dollars ($1,000,000).

The shares of our common stock available under the plan may be either previously authorized and unissued shares or treasury shares. The plan provides for appropriate adjustments in the number and kind of shares subject to the plan and to outstanding Awards thereunder in the event of a corporate event or transaction, including merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock split, stock dividend, reverse stock split, split up, spin-off or other distribution of stock or property, combination of shares, exchange of shares or other similar change in capital structure.

If any portion of an Award terminates, is forfeited or otherwise cancelled without the issuance of shares, or is settled in cash in lieu of shares, or exchanged prior to the issuance of shares for an Award not involving shares, then the shares subject to such Award shall be available again for grant under the plan. Additionally, if the option price or any tax withholding on any Award is paid in shares, the shares withheld to pay the exercise price or tax withholding will continue to be available for issuance under the plan.

On April 26, 2007, the closing price of a share of our common stock on the New York Stock Exchange was $15.50.

Administration

The Plan is generally administered by our Compensation Committee (the “Committee”) or any subcommittee thereof; provided, that our full Board of Directors may function as the Committee. The Committee is authorized to determine the individuals who will receive Awards (the “Participants”), when they will receive Awards, the number of shares to be subject to each Award, the price of the Awards granted, payment terms, payment method and the expiration date applicable to each Award. The Committee is also authorized to adopt, amend and rescind rules relating to the administration of the Plan. The Committee may from time to time delegate its authority to grant or amend awards to officers of the company provided, that such delegation sets forth the total number of Awards the officer may grant and that the officer must report periodically to the Committee regarding the nature and scope of the Awards granted. The Committee, however, may not delegate such authority with respect to senior executives of the Company who are subject to Section 16 of the Securities Exchange Act of 1934, as amended, or any individual who is subject to Section 162(m) of the Internal Revenue Code (the “Code”).

Amendment and Termination.

The Committee, subject to approval of the Board, may terminate, amend, or modify the plan at any time; provided, however, that stockholder approval will be obtained for any amendment to the extent necessary and desirable to comply with any applicable law, regulation or stock exchange rule, to increase the number of shares available under the plan, to permit the Committee to grant options with a price below fair market value on the date of grant, or to extend the exercise period for an option beyond ten years from the date of grant. In addition, absent stockholder approval, no option may be amended to reduce the per share exercise price of the shares subject to such option below the per share exercise price as of the date the option was granted and, except to the extent permitted by the plan in connection with certain changes in capital structure, no option may be granted in exchange for, or in connection with, the cancellation or surrender of an option having a higher per share exercise price.

In no event may an award be granted pursuant to the plan on or after the tenth anniversary of the date the stockholders approve the amended and restated plan.

Eligibility

Awards under the Incentive Plan may be granted to individuals who are our employees or employees of our subsidiaries, our non-employee directors and our consultants and advisors. However, options which are intended to qualify as ISOs may only be granted to employees.

Awards.

The following will briefly describe the principal features of the various Awards that may be granted under the Incentive Plan.

Options—Options provide for the right to purchase our common stock at a specified price, and usually will become exercisable in the discretion of the Committee in one or more installments after the grant date. The option exercise price may be paid in:

•       cash,

•       by check,

•       shares of our common stock which have been held by the option holder for at least 6 months,

•       other property with value equal to the exercise price,

•       through a broker assisted cash-less exercise, or

•       such other methods as the Compensation Committee may approve from time to time.

The Compensation Committee may at anytime substitute SARs for options granted under the plan. Options may take two forms, nonstatutory options (NSOs) and incentive stock options (ISOs). NSOs may be granted for any term specified by the Committee, but shall not exceed ten years. NSOs will also provide for exercise for a period of at least one year after the participants death. ISOs will be deigned to comply with the provision of the Code and will be subject to certain restrictions contained in the Code in order to qualify as ISOs. Among such restrictions ISOs must:

•       have an exercise price not less than the fair market value of our common stock on the date of grant, or if granted to certain individuals who own or are deemed to own at least 10% of the total combined voting power of all of our classes of stock (10% shareholders), then such exercise price may not be less than 110% of the fair market value of our common stock on the date of grant,

•       be granted only to our employees and employees of our subsidiary corporations,

•       expire with a specified time following the option holders termination of employment,

•       exercised within ten years after the date of grant, or with respect to 10% shareholders, no more than five years after the date of grant, and

•       not be first exercisable for more than $100,000 worth, determined based on the exercise price.

No ISO may be granted under the plan after ten years from the date the amended and restated plan is approved by our stockholders.

Restricted Stock—A restricted stock award is the grant of shares of our common stock at a price determined by the Committee (which price may be zero), is nontransferable and unless otherwise determined by the Committee at the time of award, may be forfeiture upon termination of employment or service during a restricted period. The Committee shall also determine in the Award agreement whether the participant will be entitled to vote the shares of restricted stock and or receive dividends on such shares. However, restricted stock granted to employees and consultants will vest either over a period of not less than three years if not performance based, and one year if performance based. Regardless, vesting in restricted stock may be accelerated in the event of a change in control, death or disability.

Stock Appreciation Rights—SARs provide for the payment to the holder based upon increases in the price of our common stock over a set base price. SARs may be granted in connection with stock options or other Awards or separately. SARs granted in connection with options will be exercisable only when and to the extent the option is exercisable and will only entitle the holder to the difference between the option exercise price and the fair market value of our common stock on the date of exercise. Payment for SARs may be made in cash, our common stock or any combination of the two.

Restricted Stock Units—Restricted stock units represent the right to receive shares of our common stock at a specified date in the future, subject to forfeiture of such right. If the restricted stock unit has not been forfeited, then on the date specified in the restricted stock we shall deliver to the holder of the restricted stock unit, unrestricted shares of our common stock which will be freely transferable. However, restricted stock units granted to employees and consultants will vest over a period of not less than three years if not performance based, or one year if performance based. Regardless, vesting may be accelerated in the event of a change in control, death or disability.

Dividend Equivalents—Dividend equivalents represent the value of the dividends per share we pay, calculated with reference to the number of shares covered by an Award (other than a dividend equivalent award) held by the participant. These may be paid in cash or stock. Dividend Equivalents paid in cash do not count against the share and award limits described above.

Performance Awards—Performance awards are denominated in shares of our common stock and are linked to satisfaction of performance criteria established by the Compensation Committee. If the Compensation Committee determines that the Award is intended to meet the requirements of “qualified performance based compensation” and therefore be deductible under Section 162(m) of the Code, then the performance criteria which the Award will be based shall be with reference to any one or more of the following:

•       net earnings (either before or after interest, taxes, depreciation and amortization),

•       economic value-added (as determined by the Committee),

•       sales or revenue,

•       net income (either before or after taxes),

•       operating earnings,

•       cash flow (including, but not limited to, operating cash flow and free cash flow),

•       return on capital,

•       return on assets (gross or net),

•       return on stockholders’ equity,

•       return on sales,

•       gross or net profit margin,

•       productivity,

•       expense margins,

•       operating efficiency,

•       customer satisfaction,

•       working capital,

•       earnings per share,

•       price per share of stock, and

•       market share

any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group.

Stock Payments—Payments to participants of bonuses or other compensation may be made under the plan in the form our common stock.

Deferred Stock—Deferred stock typically is awarded without payment of consideration and is subject to vesting conditions, including satisfaction of performance criteria. Like restricted stock, deferred stock may not be sold, or otherwise transferred until the vesting conditions are removed or expire. Unlike restricted stock, deferred stock is not actually issued until the deferred stock award has vested. Recipients of deferred stock also will have no voting or dividend rights prior to the time when the vesting conditions are met and the deferred stock is delivered.

Changes in Control

In connection with a change in control, unless, all options, restricted stock and SARs are assumed or converted in the transaction, each such Award shall be fully vested and exercisable and all forfeiture restrictions on such Awards shall lapse. In addition, all restricted stock units, deferred stock and performance stock may become deliverable.

Adjustments upon Certain Events

The number and kind of securities subject to an Award and the exercise price or base price shall be proportionately and equitably adjusted by the Committee to reflect any stock dividends, stock split, combination or exchange of shares, merger, consolidation, spin-off, recapitalization or other distribution (other than normal cash dividends) of Company assets to stockholders, or other similar changes affecting the shares.  In addition, upon such events the Compensation Committee may provide for (i) the termination of any Awards in exchange for cash  equal to the amount the holder would otherwise be entitled if they had exercised the Award, (ii) the full vesting, exercisability or payment of any Award, (iii) the assumption of such Award by any successor, (iv) the replacement of such Award with other rights or property, (v) the adjustment of the number, type of chares and/or the terms and conditions of the Awards which may be granted in the future,  or (v) that Awards cannot vest, be exercised or become payable after such event.

Awards Not Transferable

Generally the Awards may not be pledged, assigned or otherwise transferred other than by will or by laws of descent and distribution. The Committee may allow Awards other than ISOs to be transferred for estate or tax planning purposes to members of the holder’s family, charitable institutions or trusts for the benefit of family members. In addition, the Committee may allow Awards to be transferred to so-called “blind trusts” by a holder of an Award who is terminating employment in connection with the holder’s service with the government, an educational or other non-profit institution.

Miscellaneous

As a condition to the issuance or delivery of stock or payment of other compensation pursuant to the exercise or lapse of restrictions on any Award, the Company requires participants to discharge all applicable withholding tax obligations. Shares held by or to be issued to a participant may also be used to discharge tax withholding obligations, subject to the discretion of the Committee to disapprove of such use.

The Incentive Plan will expire and no further Awards may be granted after the tenth anniversary.

Federal Income Tax Consequences

The tax consequences of the plan under current federal law are summarized in the following discussion. This discussion is limited to the general tax principles applicable to the Plan, and is intended for general information only. State and local income taxes are not discussed. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality. The tax information summarized is not tax advice.

Nonqualified Stock Options.   For federal income tax purposes, an optionee generally will not recognize taxable income at the time a non-qualified stock option is granted under the plan. The optionee will recognize ordinary income, and the Company generally will be entitled to a deduction, upon the exercise of a non-qualified stock option. The amount of income recognized (and the amount generally deductible by the Company) generally will be equal to the excess, if any, of the fair market value of the shares at the time of exercise over the aggregate exercise price paid for the shares, regardless of whether the exercise price is paid in cash or in shares or other property. An optionee’s basis for the stock for purposes of determining his or her gain or loss upon a subsequent disposition of the shares generally will be the fair market value of the stock on the date of exercise of the non-qualified stock option, and any subsequent gain or loss will generally be taxable as capital gain or loss.

Incentive Stock Options.   An optionee generally will not recognize taxable income either at the time an incentive stock option is granted or when it is exercised. However, the amount by which the fair market value of the shares at the time of exercise exceeds the exercise price will be an “item of tax preference” to the optionee for purposes of alternative minimum tax. Generally, upon the sale or other taxable disposition of the shares acquired upon exercise of an incentive stock option, the optionee will recognize taxable income. If shares acquired upon the exercise of an incentive stock option are held for the longer of two years from the date of grant or one year from the date of exercise, the gain or loss (in an amount equal to the difference between the fair market value on the date of sale and the exercise price) upon disposition will be treated as a long-term capital gain or loss, and the company will not be entitled to any deduction. If this holding period is not met and the stock is sold for a gain, then the difference between the option price and the fair market value of the stock on the date of exercise will be taxed as ordinary income and any gain over that will be eligible for long or short term capital gain treatment. If the holding period is not met and the shares are disposed of for less than the fair market value on the date of exercise, then the amount of ordinary income is limited to the excess, if any, of the amount realized over the exercise price paid. The Company generally will be entitled to a deduction in the amount of any ordinary income recognized by the optionee.

Stock Appreciation Rights.   No taxable income is generally recognized upon the receipt of an SAR. Upon exercise of an SAR, the cash or the fair market value of the shares received generally will be taxable as ordinary income in the year of such exercise. The Company generally will be entitled to a compensation deduction for the same amount which the recipient recognizes as ordinary income.

Restricted Stock.   A participant to whom restricted stock is issued generally will not recognize taxable income upon such issuance and the Company generally will not then be entitled to a deduction, unless an election is made by the participant under Section 83(b) of the Code. However, when restrictions on shares of restricted stock lapse, such that the shares are no longer subject to a substantial risk of forfeiture, the participant generally will recognize ordinary income and the Company generally will be entitled to a deduction for an amount equal to the excess of the fair market value of the shares at the date such restrictions lapse over the purchase price thereof. If an election is made under Section 83(b) of the Code, then the participant generally will recognize ordinary income at the date of issuance equal to the excess, if any, of the fair market value of the shares at that date over the purchase price therefor and the Company will be entitled to a deduction for the same amount.

Restricted Stock Unit.   A participant will generally not recognize taxable income upon grant of a restricted stock unit. However, when the shares are delivered to the participant, then the value of such shares at that time will be taxable to the participant as ordinary income. Generally the Company will be entitled to a deduction for an amount equal to the amount of ordinary income recognized by the participant.

Performance Unit / Performance Stock.   A participant who has been granted a performance award (either performance unit or stock) generally will not recognize taxable income at the time of grant, and the company will not be entitled to a deduction at that time. When an award is paid, whether in cash or shares, the participant generally will recognize ordinary income, and the Company will be entitled to a corresponding deduction.

Section 162(m) Limitation.   In general, under Section 162(m), income tax deductions of publicly-held corporations may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises and non-qualified benefits paid) for certain executive officers exceeds $1,000,000 (less the amount of any “excess parachute payments” as defined in Section 280G of the Code) in any one year. However, under Section 162(m), the deduction limit does not apply to certain “performance-based compensation” established by an independent compensation committee which is adequately disclosed to, and approved by, stockholders. In particular, stock options and SARs will satisfy the “performance-based compensation” exception if the awards are made by a qualifying compensation committee, the Plan sets the maximum number of shares that can be granted to any person within a specified period and the compensation is based solely on an increase in the stock price after the grant date (i.e., the option exercise price is equal to or greater than the fair market value of the stock subject to the award on the grant date). Restricted stock, restricted stock units and performance unit/share Awards granted under the Plan may qualify as “qualified performance-based compensation” for purposes of Section 162(m) if such awards are granted or vest upon preestablished objective performance measures based on the performance goals described above under Performance Units / Performance Shares.

We have attempted to structure the plan in such a manner that the Committee can determine the terms and conditions of Awards granted thereunder in order to determine whether the remuneration attributable to such Awards will be subject to the $1,000,000 limitation. We have not, however, requested a ruling from the IRS or an opinion of counsel regarding this issue. This discussion will neither bind the IRS nor preclude the IRS from taking a contrary position with respect to the Plan.

Plan Benefits

The number of Awards that an employee may receive under the Plan is in the discretion of the Committee and therefore cannot be determined in advance.

Equity Compensation Plans

The following table provides certain information as of December 31, 2006 about our common stock that may be issued upon under our existing equity compensation plans:

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	1,925,627	$9.03	556,265
Equity compensation plans not approved by security holders	—	$—	—

Board Recommendation and Vote Required for Approval:

Approval of the amendment and restatement of the 2005 Incentive Award Plan requires the affirmative vote of the majority of the shares present in person or represented by proxy and entitled to vote at the meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE 2005 INCENTIVE AWARD PLAN.

OTHER INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and persons who own more than 10% of a registered class of the Company’s equity securities to file certain reports regarding ownership of, and transactions in, the Company’s securities with the Securities and Exchange Commission (the “SEC”). Such officers, directors and 10% stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms that they file.

Based solely on its review of such forms furnished to the Company and written representations from certain reporting persons, the Company believes that during the fiscal year ended December 31, 2006 all filing requirements applicable to the Company’s executive officers, directors and more than 10% stockholders were complied with except for a Form 4 filed late for Mr. Keating covering one transaction, a Form 4 filed late for Mr. Murphy covering one transaction, a Form 4 filed late for Mr. Armstrong covering one transaction, two Form 4s filed late for Mr. Donatelli covering one transaction each, a Form 4 filed late for Ms. Hamme covering one transaction, a Form 4 filed late for Mr. Nida covering one transaction, and three Form 4’s filed late for Mr. Taylor covering four transactions in total.

Share Ownership by Principal Stockholders and Management

The following table sets forth the beneficial ownership of common stock of the Company as of April 20, 2007 by:

•       all persons known to the Company to be the beneficial owners of more than 5% of the Company’s common stock,

•       each of the officers named in the Summary Compensation Table (the “Named Executive Officers”),

•       each director and director nominee, and

•       all directors and executive officers as a group.

A total of 35,073,028 shares of the Company’s common stock were issued and 34,996,836 shares were outstanding as of April 20, 2007. Unless otherwise indicated, the address for each listed beneficial owner is c/o Accuride Corporation, 7140 Office Circle, P.O. Box 15600, Evansville, IN 47716.

Name and Address	Shares Beneficially Owned	Approximate Percent Owned
5% Holders:
KKR 1996 GP L.L.C.(1) c/o Kohlberg Kravis Roberts & Co. L.P. 9 West 57th Street New York, NY 10019	7,850,213	22.4%
Entities affiliated with Trimaran Investments II, L.L.C.(2) c/o Trimaran Capital Partners 622 Third Avenue, 35th Floor New York, NY 10017	3,897,348	11.1%
Entities affiliated with Stadium Capital Management, LLC(3) c/o Stadium Capital Management, LLC 19785 Village Office Court, Suite 101 Bend, OR 97702	3,329,900	9.5%
Entities affiliated T. Rowe Price Associates(4) c/o T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 21202	3,407,400	9.7%
Entities affiliated with Tinicum Capital Partners II, L.P.(5) c/o Tinicum Capital Partners II, L.P. 800 Third Avenue, 40th Floor New York, NY 10022	2,000,000	5.7%
Directors & Named Executive Officers:
Mark D. Dalton(2)(6)	3,550,022	10.1%
Frederick M. Goltz(1)(7)	16,666	*
James H. Greene, Jr.(1)(8)	7,866,879	22.5%
Donald T. Johnson, Jr.(9)	8,333	*
Terrence J. Keating(10)	169,813	*
Craig H. Muhlhauser(11)	8,333	*
Charles E. Mitchell Rentschler(12)	16,666	*
Donald C. Roof(13)	21,666	*
David K. Armstrong(14)	85,513	*
Elizabeth I. Hamme(15)	23,693	*
John R. Murphy(16)	91,602	*
Henry L. Taylor(17)	37,673	*
All current directors and executive officers as a group (15 persons)(18)	11,955,194	33.7%

*                    Less than one percent (1%)

(1)          Shares of common stock shown as beneficially owned by KKR 1996 GP L.L.C. are held by Hubcap Acquisition LLC. KKR 1996 GP L.L.C. is the sole general partner of KKR Associates 1996 L.P., which is the sole general partner of KKR 1996 Fund L.P. KKR 1996 Fund L.P. is one of two members of Hubcap Acquisition LLC and owns more than a 95% equity interest in Hubcap Acquisition LLC. KKR 1996 GP L.L.C. is a limited liability company, the managing members of which are Messrs. Henry R. Kravis and George R. Roberts, and the other members of which are Messrs. Paul E. Raether, Michael W. Michelson, James H. Greene, Jr., Perry Golkin, Johannes P. Huth, Todd A.

Fisher and Alexander Navab, Jr. Mr. Greene is a member of our Board, and may be deemed to share beneficial ownership of any shares beneficially owned by KKR 1996 GP L.L.C. Mr. Greene disclaims beneficial ownership. Mr. Frederick M. Goltz is a member of our Board and is also a member of KKR. Mr. Goltz disclaims that he is the owner (beneficial or otherwise) of any shares beneficially owned by KKR Associates 1996 L.P.

(2)          Shares beneficially held by entities affiliated with Trimaran Investments II, L.L.C. were acquired in the TTI merger and are held by the following entities:  Trimaran Fund II, L.L.C holds 1,241,021 shares; Trimaran Capital, L.L.C. holds 80,134 shares; Trimaran Parallel Fund II, L.P. holds 522,502 shares, CIBC Employee Private Equity Fund (Trimaran) Partners holds 808,090 shares; CIBC Capital Corporation holds 881,609 shares and Caravelle Investment Fund, L.L.C. holds 363,992 shares. Mr. Dalton is associated with Trimaran Capital Partners and may be deemed to share beneficial ownership of all shares listed above except those owned by Caravelle Investment Fund, L.L.C., but disclaims beneficial ownership of such common stock. Jay R. Bloom, Andrew R. Heyer and Dean C. Kehler are managing members of Trimaran Investments II, L.L.C., the managing member of Trimaran Fund II, L.L.C., Trimaran Parallel Fund II, L.P., Trimaran Capital, L.L.C., CIBC Employee Private Equity Fund (Trimaran) Partners and CIBC Capital Corporation. As a result, Messrs. Bloom, Heyer and Kehler may be deemed to beneficially own all of the shares of common stock held directly or indirectly by these entities. Messrs. Bloom, Heyer and Kehler have investment and voting power with respect to shares owned by these entities but disclaim beneficial ownership of such shares except with respect to approximately 26,712, 26,711 and 26,711, respectively, of the shares owned by Trimaran Capital, L.L.C.

(3)          Based solely on Schedule 13G filed with the SEC on February 14, 2007 by Stadium Capital Management, LLC, a Delaware limited liability company (SCM). SCM, Alexander M. Seaver and Bradley R. Kent disclaim beneficial ownership of the shares except to the extent of their respective pecuniary interest therein. Stadium Relative Value Partners, L.P., a California limited partnership (SRV), is the beneficial owner of 2,039,738 of the 3,329,900 shares beneficially owned by SCM and filed the Schedule 13G jointly with the other filers, but not as a member of a group and expressly disclaims membership in a group. SCM is an investment adviser whose clients, including SRV, have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the shares. Alexander M. Seaver and Bradley R. Kent are the Managing Members of SCM, which is the general partner of SRV.

(4)          Based solely on Schedule 13G filed with the SEC on February 12, 2007 by T. Rowe Price Associates, Inc, organized in the State of Maryland. These securities are owned by various individual and institutional investor which T. Rowe Price Associates, Inc. (Price Associates) serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(5)          Based solely on Schedule 13G filed with the SEC on February 8, 2007 by Tinicum Capital Partners II, L.P., a Delaware limited partnership (TCP II). Of the 2,000,000 shares held by entities affiliated with TCP II, TCP II is the beneficial owner of 1,989,649 shares and Tinicum Capital Partners II Parallel Fund, L.P. (TCP Parallel) is the beneficial owner of 10,351 shares, respectively. Each of TCP II and TCP Parallel is a limited partnership organized under the laws of the State of Delaware. Tinicum Lantern II, L.L.C., the General Partner, is a limited liability company organized under the laws of the state of Delaware. Each of Eric M. Ruttenberg and Terence M. O’Toole is the co-managing member of Tinicum Lantern II, L.L.C. and in that capacity directs its operations.

(6)          Mr. Dalton’s beneficial ownership includes 16,666 shares issuable pursuant to options exercisable at $9.00 per share.

(7)          Mr. Goltz’s beneficial ownership includes 16,666 shares issuable pursuant to options exercisable at $9.00 per share.

(8)          Mr. Greene’s beneficial ownership includes 16,666 shares issuable pursuant to options exercisable at $9.00 per share.

(9)          Mr. Johnson’s beneficial ownership includes 8,333 shares issuable pursuant to options exercisable at $10.53 per share.

(10)   Mr. Keating’s beneficial ownership includes 104,432 shares issuable pursuant to options exercisable at $2.962 per share and 59,100 shares issuable pursuant to options exercisable at $9.00 per share.

(11)   Mr. Muhlhauser’s beneficial ownership includes 8,333 shares issuable pursuant to options exercisable at $10.53 per share.

(12)   Mr. Rentschler’s beneficial ownership includes 16,666 shares issuable pursuant to options exercisable at $9.00 per share.

(13)   Mr. Roof’s beneficial ownership includes 16,666 shares issuable pursuant to options exercisable at $9.00 per share.

(14)   Mr. Armstrong’s beneficial ownership includes 24,824 shares issuable pursuant to options exercisable at $8.461 per share, 8,865 shares issuable pursuant to options exercisable at $2.962 per share and 28,072 shares issuable pursuant to options exercisable at $9.00 per share.

(15)   Ms. Hamme’s beneficial ownership includes 2,955 shares issuable pursuant to options exercisable at $2.962 per share and 14,036 shares issuable pursuant to options exercisable at $9.00 per share. Ms. Hamme beneficially owns 6,000 shares held in the name of the Elizabeth I. Hamme Living Trust, dated July 23, 1999.

(16)   Mr. Murphy’s beneficial ownership includes 42,338 shares issuable pursuant to options exercisable at $8.461 per share, 3,694 shares issuable pursuant to options exercisable at $2.962 per share and 44,324 shares issuable pursuant to options exercisable at $9.00 per share.

(17)   Mr. Taylor’s beneficial ownership includes 8,865 shares issuable pursuant to options exercisable at $2.962 per share and 28,072 shares issuable pursuant to options exercisable at $9.00 per share.

(18)   Includes shares that may be deemed to be beneficially held by Messrs. Greene and Goltz due to their relationships with KKR 1996 GP L.L.C. and by Mr. Dalton due to his relationship with Trimaran and Caravelle Investment Fund, L.L.C. Also includes 519,064 shares of common stock issuable upon the exercise of fully exercisable options. The total number of shares listed does not double count the shares that may be beneficially attributable to more than one person.

EXECUTIVE OFFICERS

Set forth below is information concerning our executive officers as of April 20, 2006. Information regarding our directors is set forth in “Proposal No. One—Election of Directors” presented earlier in this proxy statement.

Name	Age	Position(s)
Terrence J. Keating	57	Chairman and Chief Executive Officer
John R. Murphy	56	President and Chief Operating Officer
David K. Armstrong	50	Senior Vice President/Chief Financial Officer, General Counsel and Corporate Secretary
Anthony A. Donatelli, Sr.	57	Senior Vice President/Imperial Group, Bostrom Seating and Fabco
Elizabeth I. Hamme	56	Senior Vice President/Human Resources
Steven J. Holt	43	Senior Vice President/Strategy, Growth and Technology
Robert L. Nida	63	Senior Vice President/Gunite and Brillion Iron Works
Henry L. Taylor	53	Senior Vice President/Sales and Marketing

The principal occupations and positions for at least the past five years of the executive officers named above are as follows:

Terrence J. Keating. Please see Mr. Keating’s biography set forth in “Proposal No. One—Election of Directors,” presented earlier in this Proxy Statement.

John R. Murphy has served as Accuride’s President and Chief Operating Officer since January 2007. Mr. Murphy previously served as President and Chief Financial Officer from February 2006 to December 2006, and as Executive Vice President/Finance and Chief Financial Officer of the Company from March 1998 to January 2006. Mr. Murphy also serves as a director of O’Reilly Automotive, Inc., where he is the Chairman of its audit committee and a member of the governance/nominating committee. Mr. Murphy holds a B.S. in Accounting from the Pennsylvania State University and an M.B.A. from the University of Colorado and is a Certified Public Accountant.

David K. Armstrong has served as Accuride’s Senior Vice President/Chief Financial Officer, General Counsel and Corporate Secretary since January 2007. Mr. Armstrong previously served as Senior Vice President/Finance, General Counsel and Corporate Secretary from February 2006 to December 2006 and as Senior Vice President/General Counsel and Corporate Secretary for the Company from October 1998 to January 2006. Mr. Armstrong holds a B.S. and MAcc in Accounting and a Juris Doctorate, all from Brigham Young University, and is a Certified Public Accountant.

Anthony A. Donatelli, Sr. has served as Senior Vice President/Imperial Group, Bostrom Seating and Fabco since September 2006. Mr. Donatelli previously served as Senior Vice President/Imperial Group and Bostrom Seating from February 2006 to September 2006. Mr. Donatelli served as President and CEO of the Imperial Group from May 2003 to February 2006, and served as Executive Vice President and COO of Imperial Group from May 2002 to May 2003. Mr. Donatelli joined Accuride Corporation as President and Chief Executive Officer of Imperial Group in February 2005 as part of Accuride’s merger with Transportation Technologies Industries, Inc.   Prior to joining Imperial Group, Mr. Donatelli served as Program Manufacturing Manager for Commercial Truck and Vans for General Motors Corporation from October 2000 to April 2002. Mr. Donatelli holds a B.S. in Electrical Engineering from General Motors Institute and completed an executive development program at Indiana University in 1999.

Elizabeth I. Hamme has served as Senior Vice President/Human Resources since January 2000. Ms. Hamme served as Vice President/Human Resources from February 1995 to January 2000. Ms. Hamme holds a B.A. in Political Science and an M.A. in Adult Education from George Washington University.

Steven J. Holt has served as Senior Vice President/Strategy, Growth, and Technology since March 2007. Mr. Holt previously served as Vice President/Chief Information Officer from January 2005 to March 2007, as Accuride’s Chief Information Officer from January 2003 to January 2005, and as Accuride’s Director of Information Technology from June 1997 to January 2003. Mr. Holt holds a B.S. in Computer Science and an M.S. in Management from Brescia University.

Robert L. Nida has served as Senior Vice President/Gunite and Brillion Iron Works since December 2006. Mr. Nida previously served as Senior Vice President/Accuride Wheels, Gunite and Brillion Iron Works from August 2005 to November 2006 and as Vice President/GM Steel Wheels from May 2004 to August 2005. From July 2002 to May 2004, he served as Vice President Technology and Continuous Improvement. From January 2000 to July 2002, he served as Director of Continuous Improvement and Director General of Accuride de Mexico. Mr. Nida holds a B.A. in Sociology from Bridgewater College and a Masters in Total Quality Management from Friends University.

Henry L. Taylor has served as Senior Vice President/Sales and Marketing since July 2002. He formerly served as Vice President/Marketing from April 1996 to June 2002. Mr. Taylor holds a B.S. in Marketing and Management from the University of Nevada, Reno and has completed graduate courses in business at the University of Nevada, Reno, St. Louis University and Case Western University.

EXECUTIVE OFFICER COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

The following discussion and analysis of compensation arrangements of our named executive officers for 2006 should be read together with the compensation tables and related disclosures set forth below. This discussion contains forward looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt may differ materially from currently planned programs as summarized in this discussion.

Compensation Objectives

Our objectives in establishing compensation for executive officers, including those executive officers who are included in the Summary Compensation Table (our “named executive officers” or “NEOs”) are as follows:

•       Attract and retain individuals of superior ability and leadership talent;

•       Ensure senior officer compensation is aligned with our corporate strategies, business objectives and the long-term interests of our stockholders;

•       Increase the incentive to achieve key strategic and financial performance measures by linking incentive award opportunities to the achievement of performance goals in these areas; and

•       Enhance the officers’ incentive to increase our stock price and maximize stockholder value by providing compensation opportunities in the form of equity.

Our compensation program consists of a fixed base salary and variable cash and stock-based incentive awards. This mix of compensation is intended to ensure that total compensation reflects our overall success or failure and to motivate executive officers to meet appropriate performance measures.   Total compensation is allocated between cash and equity compensation based on benchmarking to a peer group, discussed below. In addition, we consider the balance between providing short-term incentives and long-term equity compensation.

Historically, an executive officer’s annual total compensation package has been comprised of two components:  a base salary and an annual performance-based cash component. Stock options were also used on a separate basis to further incent executive performance. However, in 2006 the Compensation Committee commissioned the design of and implemented an annual systematic equity award granting program within the existing structure of our 2005 Incentive Award Plan. This program was intended to improve the motivation and retention value of our long-term incentives and provide competitive equity opportunities relative to our industry segment and general industry as a whole.

Based upon the results of that study, an executive officer’s total compensation package is now comprised of a base salary, an annual performance-based cash bonus program and a long-term incentive program (“LTIP”) under our existing 2005 Incentive Award Plan, consisting of annual grants of restricted stock units (“RSUs”) and stock-settled stock appreciation rights (“SARs”). As a result, our senior executive management team, which is comprised of our Chairman/Chief Executive Officer, President/Chief Operating Officer, SVP/Chief Financial Officer & General Counsel and other members of the Company’s Executive Committee, now have a substantial portion of their potential compensation tied to performance- and incentive-based programs based on the financial performance of the Company.

Determination of Compensation Awards

The Compensation Committee has the primary authority to determine and recommend the compensation paid to the Company’s executive officers. In 2006, the Compensation Committee retained the services of an independent compensation consultant, Pearl Meyer & Partners, to assist it in the determination of the key elements of our compensation programs. Pearl Meyer & Partners did not earn fees from us other than those related to services performed for the Compensation Committee. The compensation consultant provided advice to the Compensation Committee with respect to competitive practices and the amounts and nature of compensation paid to executive officers. It is anticipated that the Compensation Committee will periodically review and revise the analysis completed in 2006 so that it may keep informed about emerging compensation design, as well as, competitive trends and issues.

To aid the Compensation Committee in setting compensation, our Chief Executive Officer (“CEO”) provides recommendations annually to the Compensation Committee regarding the compensation for all executive officers. Each member of our senior executive management team, in turn, participates in an annual performance review with the CEO and provides input about his or her contributions to our success for the relevant period. The Compensation Committee reviews the performance of each senior executive officer annually. The CEO participates in such annual performance review with the Compensation Committee.

Compensation Benchmarking and Peer Group

As discussed above, through the information and analysis provided by the compensation consultant, the Compensation Committee compares base salary structures and annual incentive targets to our market sector and industry in general. This approach ensures that our compensation remains competitive in our market and relative to our industry peers.  In determining the level of compensation provided to our executive officers, the Compensation Committee evaluates the financial performance of peer companies. In addition the Compensation Committee evaluates our performance as compared to our peer group. That peer group consists of approximately 15 leading suppliers in the transportation sector, including: ArvinMeritor, Inc., American Axle & Manufacturing, Dura Automotive Systems, Inc., Hayes Lemmerz International, Inc., Carlisle Companies Inc., Donaldson Company, Inc., Modine Manufacturing Company, Wabash National Corporation, Superior Industries International, Inc., CLARCOR Inc., Standard Motor Products, Inc., Commercial Vehicle Group, Inc., Stoneridge, Inc., Shiloh Industries, Inc. and Titan International, Inc.

We typically target the aggregate value of our total compensation at approximately the median level for our peer group for most executive officer positions. However, we strongly believe in retaining the best talent among our senior executive management team. To retain and motivate these key individuals, the Compensation Committee may determine that it is in our best interests to negotiate total compensation packages with senior executive management that may deviate from the general principle of targeting total compensation at the median level for our peer group. Actual pay for each NEO is determined around this structure, driven by the performance of the executive over time, as well as our annual performance. Equity grant guidelines are then set by job level, using market survey data and current guidelines to determine the appropriate annual grant levels for the upcoming year.

Our 2006 review indicated that we are providing annual cash compensation comparable to the median of our peer group, and that the design of base and incentive annual cash compensation appropriately provides market compensation to our executive officers. Based upon the addition of the LTIP, the compensation consultant determined that our total compensation programs are at market relative to our peer group.

Base Compensation

An NEO’s base salary is based on his or her performance, as well as, comparable compensation of similar executives in our peer group. The Compensation Committee plans to continue to review base salary data from compensation research using a peer group as well as actual salaries reported in the proxy statements of peer group companies. In addition to market positioning, each year base salaries may increase based upon the performance of the NEO as assessed by the Compensation Committee.

Performance-Based Compensation

Performance Goals

Our compensation programs are structured to reward executive officers based on our performance and the individual executive’s contribution to that performance. This allows executive officers to receive bonus compensation in the event certain specified corporate performance measures are achieved. In determining the compensation awarded to each NEO based on performance, the Compensation Committee evaluates our performance and an executive’s performance in a number of areas.

Annual Performance-Based Incentive Cash Compensation

Our Annual Incentive Compensation Plan (“AICP”) is a cash-based based short-term performance incentive program. The Compensation Committee, with input from the senior executive team establishes threshold, target and maximum goals for the AICP program based on our past performance, peer group financial performance, expected industry trends and projected revenue and earnings targets. Historically EBITDA and free cash flow goals have been used in determining AICP bonus payments. Goals typically correspond with our projected EBITDA and free cash flow as contained in our annual budget, which is established in December for the upcoming year. Threshold goals are typically established based on achievement of 90% of the budgeted targets, and maximum goals are typically set based on achievement of 120% of the budgeted targets. The actual annual AICP bonus is determined by the attainment of each year’s pre-established AICP goals, with 60% of the award based upon the attainment of the EBITDA goal and 40% of the award based upon attainment of the free cash flow goal. There is no guaranteed minimum bonus under the AICP program, and, subject to the discretion of the Compensation Committee as outlined below, there is no bonus payment in the event that (i) the EBITDA results are below the threshold value, (ii) the Company is cited with a material deficiency and therefore fails to achieve compliance with Section 404 of the Sarbanes-Oxley Act or (iii) the Company violates its bank covenants. Proportional awards can also be earned for goal attainment levels between threshold and maximum performance target levels. The 2006 AICP structure for our senior executive management team was:

Position	Threshold (% of base salary)	Target (% of base salary)	Maximum (% of base salary)
Chief Executive Officer/Chairman(1)	23%	75%	135%
President / Chief Operating Officer	23%	75%	135%
Senior Vice Presidents	18%	60%	108%

(1)          The 2007 AICP Threshold, Target and Maximum awards for the Chief Executive Officer, as a percentage of base salary, will be 27%, 90% and 162%, respectively.

The performance goals under the AICP may be adjusted by the Compensation Committee to account for unusual events such as extraordinary transactions, asset dispositions and purchases, and mergers and acquisitions if, and to the extent, the Compensation Committee does not consider the effect of such events indicative of Company performance. Payments under the AICP are contingent upon continued employment, though pro rata bonus payments will be paid in the event of retirement, job elimination due to restructuring, death or disability based on the ultimate achievement of that year’s actual performance relative to the targeted performance measures for each objective. The AICP is designed to provide annual cash bonus incentives that are necessary to retain executive officers and reward them for short-term Company performance. It is further  designed to intensify executive officers’ focus on Company financial performance and value creation on achieving Company goals through “at risk” compensation.

Stock Option Grants

Prior to our initial public offering we made stock option grants from time to time. At the time of our initial public offering in 2005, we issued a number of stock option awards to our senior executives, as well as other employees under our 2005 Incentive Award Plan. These initial public offering grants were divided equally between time-based vesting awards and time- and performance-based vesting awards, with the latter being forfeited in the event we do not achieve predetermined annual performance targets. Subsequent to the initial public offering, we periodically issued discretionary stock option awards to newly hired employees and upon promotions. These grants typically had a four-year vesting schedule and were awarded to align the executive’s interest with those of the stockholder by incenting the creation of additional stockholder value through stock price appreciation and acting as a long-term retention tool.

Long-Term Incentive Plan

As described earlier, we recently established the LTIP under our 2005 Incentive Award Plan, which utilizes annual grants of SARs and RSUs. Under the LTIP fifty percent (50%) of the grant value is expected to be delivered through stock-settled SARs and fifty percent (50%) through RSU awards. Like stock options, SARs are performance-based, rewarding participants only when value has been created through stock price appreciation. RSU awards are designed to align the recipient’s interests with shareholders as well as to serve as a long-term retention tool. Vesting in such awards will generally be under a four year back-loaded vesting schedule. SAR grants under the LTIP generally have a four year cliff vesting schedule, which may be accelerated based on performance. In particular, twenty five percent (25%) of the total SAR award may vest each year through the attainment of pre-established target EBITDA goals for each particular year. RSU awards generally will vest over a four year period based on continued service as follows: 10% at the end of year one, 30% at the end of year two, 60% at the end of year three, and 100% at the end of year four. However, the SAR and RSU grants made on December 20, 2006 were structured such that the first vesting opportunity was December 31, 2006, which reflects the period of time that was used to fully develop and evaluate the LTIP structure.

Notwithstanding the vesting procedures outlined above, SAR and RSU grants will vest pro rata if the recipient’s employment terminates due to death, disability, or retirement (i.e., age 55 or over after having at least ten years of service, or over age 65 and other than by reason of termination for cause). RSUs and SARs also vest upon a change in control.

There are four tiers of award levels for annual target LTIP value:

Tier 1:	Chairman/CEO	$850,000
Tier 2:	President/COO	$500,000
Tier 3:	CFO	$300,000
Tier 4:	Senior Vice Presidents	$230,000

These long-term incentive targets, when considered in conjunction with current base salaries and short-term cash incentives under the AICP, provide a competitive total compensation opportunity for our executives. The actual value to be received by the executive will, of course, depend upon the value of our common stock at the time of vesting in the case of the RSUs, and at exercise in the case of the SARs.

Other Elements of Compensation and Perquisites

NEOs are also eligible to participate in various employee benefit plans which we provide to all employees and executives in general. Additionally, the executives also receive certain fringe benefits and perquisites. These employee benefits and perquisites are used by the Company to provide additional compensation to executives as a means to attract and retain executives.

Defined Contribution Plans

We have a Section 401(k) Savings/Retirement Plan (the “401(k) Plan”) which covers all of our eligible employees.  Participants in the 401(k) plan receive matching contributions in an amount equal to fifty cents for each dollar of they contribute, up to a maximum of five percent of the participant’s annual salary and subject to certain IRS limits. Matching contributions to 401(k) Plan participants become vested after one year of employment. Employees are eligible to participate in the 401(k) Plan in the first payroll period after thirty days of employment.

Defined Benefit Plans

The Accuride Retirement Plan (“Retirement Plan”) covers certain employees who began employment prior to January 1, 2006. Under the Retirement Plan, each participant has a “cash balance account” which is established for bookkeeping purposes only. Each year, each participant’s cash balance account is credited with a percentage of the participant’s earnings (as defined in the Retirement Plan). The percentage ranges from 2% to 11.5%, depending on the participant’s age, years of service and date of participation in the Retirement Plan. If a participant has excess earnings above the Social Security taxable wage base, then an additional 2% of the excess earnings amount is credited to the participant’s account. Participants’ accounts also are credited with interest each year, based upon the rates payable on certain U.S. Treasury debt instruments. Employees first becoming participants after January 1, 1998 also receive an additional credit for their first year of service.

A participant’s benefit at normal retirement age, if calculated as a lump sum payment, equals the balance of his or her cash balance account. The actuarial equivalent of the account balance also can be paid as a single life annuity, a qualified joint and survivor annuity, or an alternative form of payment allowed under the Retirement Plan.

Financial Planning Fees.   At our sole cost we provide each NEO and certain other executives a stipend to cover the cost of financial planning services. The stipend in 2006 was $12,360 per year for our Chairman/Chief Executive Officer and $9,785 for our President and Chief Operating Officer and each of our Senior Vice Presidents, plus a gross up for taxes incurred by the executive on the stipend.

Executive Life Insurance Plan (ELIP).   Annually each NEO receives an amount to pay the premium on a flexible premium variable universal life insurance policy or variable annuity, to be wholly owned by the executive. The annual amount is equal to 7% of the executive’s base salary plus 50% of such amount in order to offset taxes.

Executive Health Care.   Each NEO is eligible to participate in the Mayo Clinic’s Executive Health Program, which provides a comprehensive examination and access to Mayo’s medical, surgical and laboratory facilities. We pay the cost of certain eligible Mayo services, with any additional ineligible services billed directly to the NEO’s insurance company.

Executive Retirement Allowance.   Each NEO as well as certain other executives receives an executive retirement allowance in order to replace benefits lost due to the compensation that may be taken into account under our tax qualified retirement plans (401(k) Plan and Retirement Plan). The annual executive retirement allowance is equal to the sum of (i) 2.5% of the executive’s base salary for the calendar year in excess of the compensation limit based on compensation considered for purposes of our 401(k) Plan, (ii) the amount we contribute as a profit sharing contribution to the accounts of participants in the 401(k) Plan as a percentage of the executive’s base salary earned for that portion of the year during which such executive is eligible to receive a profit sharing contribution under the 401(k) Plan; and (iii) an amount equal to the credits that the executive would be entitled to receive under the Retirement Plan if that plan were not subject to the compensation limit, less the actual credits received by the executive under the

Retirement Plan for that year. The allowance is in the form of a cash payment to eligible executives and is grossed up for taxes.

Annual Profit Sharing.   Each of our employees who is considered to be “highly compensated” under the Internal Revenue Code, including each NEO, is eligible for a 0 to 7.5% discretionary annual profit sharing contribution, which is deposited into the recipient’s 401(k) account. The actual amount is determined based upon the achievement of pre-determined targets and the approval of the Compensation Committee. In order to be eligible, employees must be employed on the last day of the plan year (December 31st), provided, however, that participants who retire, die, become disabled, enter into service with the armed forces of the United States, or terminate employment due to an involuntary reduction in workforce, during the plan year are also eligible for a profit sharing contribution. Actual contributions are calculated based on the eligible employee’s “salary” as defined by the plan. Contributions will be divided between deferral and cash based upon regulatory compliance, and become vested after one year of service.

Personal Excess and Gross up.   We pay premiums on personal excess umbrella insurance coverage for each of our NEOs as well as all of our other Senior Vice Presidents. This policy provides liability coverage in excess of the individual’s underlying insurance anywhere in the world unless stated otherwise or an exclusion applies. This policy pays on the behalf of the employee up to their specific limit amount for covered damages from any one occurrence, regardless of how many claims, homes, vehicles, watercraft, or people are involved in the occurrence; again, which are in excess of the underlying policy. Current policy limits range from $5,000,000 to $10,000,000.

Compensation Recovery Policy

We maintain a clawback policy relating to LTIP performance awards. Under these clawback provisions, LTIP award holders will forfeit any unvested SARs and/or RSUs, as applicable, if they violate any non-compete or non-solicitation covenants they may have. In addition, if he or she violates such covenants within 24 months after he or she received stock in settlement of any SARs and/or RSUs, he or she must repay an amount equal to the sum of (a) the gross sales proceeds of any such stock that was previously sold plus (b) the closing market price per share of the stock on the date it was distributed to him or her for any share of stock which has not been sold. These provisions serve to ensure that executive officers act in our best interest and our stockholders even after termination of employment.

Policies with Respect to Equity Compensation Awards

The exercise price of all options and SARs is based on the fair market value of our common stock on the date of grant. Under the 2005 Equity Incentive Plan fair market value is defined as the closing price for our common stock on the NYSE on the trading day immediately before the grant date. We do not have a policy of granting equity-based awards at any other price.

Equity awards are typically made under the compensation programs discussed above at regularly scheduled meetings of the Compensation Committee. The effective date for equity grants is usually the date of such meeting. The Compensation Committee (or the Board of Directors) also makes grants of equity incentive awards in its discretion, in connection with the hiring of new executives or upon promotion.  In such case the effective date of such grants may be in the future.

Stock Ownership Guidelines

As a further method of aligning executive interest with that of the shareholder, we have established stock ownership guidelines for our senior executives. Under the stock ownership guidelines, each senior executive officer is expected to hold common stock that has a fair market value of a multiple of his or her base salary by December 31, 2011 or five years from his or her first grant of stock, whichever is later. These stock ownership guidelines are as follows:

Executive	Ownership Multiple (of base salary)
Chairman/CEO	4.0 times
President/COO	3.0 times
Senior VPs	2.0 times

Policy Regarding Tax Deductibility of Compensation

Within its performance-based compensation program, the Company aims to compensate the senior executive management team in a manner that is tax effective for the Company. Currently, all annual compensation is designed to be deductible under Section 162(m) of the Internal Revenue Code, as amended. However in the future, the Compensation Committee may determine that it is appropriate to pay compensation which is not deductible.

COMPENSATION COMMITTEE REPORT

The following is the report of the Compensation Committee. The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission nor subject to Regulation 14A or 14C, other than as provided in Item 407(e)(5) of Regulations S-K, promulgated by the Securities and Exchange Commission, or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Review with Management

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management.

Conclusion

Based on the reviews and discussions referred to above, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form l0-K and this proxy statement on Schedule 14A for the year ended December 31, 2006 for filing with the Securities and Exchange Commission.

By the Members of the
Compensation Committee
James H. Greene, Jr., Chairman
Frederick M. Goltz
Charles E. Mitchell Rentschler

COMPENSATION OF NAMED EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE

The following table represents the annual compensation paid to or earned by the Executive Officers for the year ended December 31, 2006:

	Year	Salary	Stock Awards(1)	Option Awards(2)	Non-Equity Incentive Plan Compensation(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation(4)	Total
Terrence J. Keating (Chief Executive Officer)	2006	$606,120	$42,191	$192,900	$563,692	$24,622	$311,154	$1,740,679
John R. Murphy (President and COO)	2006	$510,120	$24,817	$144,926	$474,412	$23,983	$244,917	$1,423,175
David K. Armstrong (Senior VP / CFO & General Counsel)	2006	$325,140	$14,886	$92,203	$241,904	$16,830	$129,116	$820,079
Elizabeth I. Hamme (Senior VP / Human Resource)	2006	$276,960	$11,418	$92,203	$206,058	$24,115	$114,287	$725,041
Henry L. Taylor (Senior VP / Sales and Marketing)	2006	$267,840	$11,418	$92,203	$199,273	$18,208	$103,299	$692,241

(1)             Reflects the aggregate expense recognized for financial statement reporting purposes in 2006, in accordance with the Financial Accounting Standards Board’s Statement of Financial Accounting Standards No. 123(R), Share-Based Payment, for stock awards granted during 2006.  There were no stock awards granted prior to 2006. The awards granted under our LTIP during 2006 vest in annual installments of 10%, 20%, 30%, and 40% over a four-year-period on each December 31st of 2006, 2007, 2008 and 2009, respectively. We amortize the expense for the grant date fair value of the stock awards over the vesting period using the graded method.

(2)             Reflects the aggregate expense recognized for financial statement reporting purposes in 2006, disregarding the purposes of forfeitures related to vesting conditions, in accordance with the Financial Accounting Standards Board’s Statement of Financial Accounting Standards No. 123(R), Share-Based Payment, for stock option awards granted prior to 2006 for which we continue to recognize expense in 2006. No stock option awards were granted during 2006 to a NEO. We amortize the expense for the grant date fair value of the stock option awards over the vesting period using the graded method.

In determining the estimated fair value of our share-based awards as of the grant date, we used the Black-Scholes option-pricing model. The assumptions underlying our model are described in the notes to our consolidated financial statements (Note 12—Stock-Based Compensation Plans), which are incorporated into our Form 10-K for fiscal year 2006, filed with the SEC on March 9, 2007.

(3)             Reflects amounts earned in 2006 and subsequently paid in the first quarter of 2007. The listed AICP payments are based on 2006 EBITDA of $217M (versus a threshold of $205M) and free cash flow of $108M (versus a threshold of $56M). In our Proxy Statement for the 2006 Annual Meeting of Shareholders, AICP bonus payments, as reflected in the Summary Compensation Table as Bonus Payments, were reported paid to rather than earned in that year. The AICP bonus payments earned in 2005 and paid subsequently in 2006 were $582,703, $468,720, $237,904, $213,712, and $209,696 for Mr. Keating, Mr. Murphy, Mr. Armstrong, Ms. Hamme, and Mr. Taylor, respectively. The 2005 amounts earned are based on 2005 EBITDA of approximately $203M (versus a threshold of $185M) and free cash flow of $60M (versus a threshold of $50M)

(4)             All Other Compensation for the year ended December 31, 2006 includes payments made under our Executive Retirement Allowance Policy, premiums under our Executive Life Insurance Policy (including tax gross-up), financial planning fees (including tax gross-up), payments for health services under our Executive Health Care program, payments made pursuant to our Annual Profit Sharing program, and various gifts and awards. Perquisites that exceed $25,000 or ten-percent of the total perquisites’ value and tax gross-up payments are as follows:

	Executive Retirement Allowance Policy	Gross-up of Executive Retirement Allowance Policy	ELIP Premiums	Gross-up of ELIP Premiums	Financial Planning Fees	Gross-up of Financial Planning Fees	Gross-up of Personal Excess Insurance Premium	401(k) Company Match and Profit Sharing
Terrence J. Keating	$121,324	$82,069	$42,429	$21,214	$12,450	$10,674	$1,103	$13,648
John R. Murphy	$94,249	$63,754	$35,709	$17,854	$9,785	$8,522	$1,103	$13,648
David K. Armstrong	$34,099	$23,549	$22,760	$11,380	$9,785	$8,694	$704	$13,648
Elizabeth I. Hamme	$30,673	$21,183	$19,387	$9,694	$9,785	$8,694	$704	$13,630
Henry L. Taylor	$23,631	$15,985	$18,749	$9,374	$9,785	$8,522	$689	$13,449

GRANTS OF PLAN-BASED AWARDS

The following table shows all grants of awards in 2006 to each of the Executive Officers named in the Summary Compensation Table:

		Estimated Possible Potential Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Closing Price of Common	Grant Date Fair Value of Stock and
	Grant Date	Threshold ($)	Target ($)	Max ($)	or Units (#)(2)	Options (#)(3)	Awards ($/Share)	Stock ($/Share)	Option Awards(4)
Terrence J. Keating		136,400	454,600	818,300	—	—	—	—	—
	12/21/06	—	—	—	37,478	—	—	—	$425,000
	12/21/06	—	—	—	—	97,093	11.34	11.30	$425,000
John R. Murphy		114,800	382,600	688,700	—	—	—	—	—
	12/21/06	—	—	—	22,046	—	—	—	$250,000
	12/21/06	—	—	—	—	57,114	11.34	11.30	$250,000
David K. Armstrong		58,500	195,100	351,200	—	—	—	—	—
	12/21/06	—	—	—	13,228	—	—	—	$150,000
	12/21/06	—	—	—	—	34,268	11.34	11.30	$150,000
Elizabeth I. Hamme		49,900	166,200	299,100	—	—	—	—	—
	12/21/06	—	—	—	10,141	—	—	—	$115,000
	12/21/06	—	—	—	—	26,272	11.34	11.30	$115,000
Henry L. Taylor		48,200	160,700	289,300	—	—	—	—	—
	12/21/06	—	—	—	10,141	—	—	—	$115,000
	12/21/06	—	—	—	—	26,272	11.34	11.30	$115,000

(1)             Reflects the potential payouts under the Accuride Incentive Compensation Program, “AICP” for 2006 as more fully described in the Compensation Discussion & Analysis above. The AICP payment for 2006 was determined in February 2007 upon completion of the consolidated financial statements for the fiscal year ended December 31, 2006. The Summary Compensation Table details amounts actually paid under the 2006 AICP in the column Non-Equity Incentive Plan Compensation.

(2)             Reflects restricted stock shares granted during 2006 under our LTIP which will vest in annual installments of 10%, 20%, 30%, and 40% each December 31st of 2006, 2007, 2008 and 2009, respectively.

(3)             Reflects stock appreciation rights, “SARs”, granted during 2006 under our LTIP that will vest on December 31, 2009; provided, however, that 25% of the total award may vest on December 31st of each of 2006, 2007, 2008 and 2009 based on the achievement of pre-established EBITDA goals for each year. The Company did not achieve the EBITDA threshold goal for the accelerated vesting of SARs in 2006 and, accordingly, no SARs vested in 2006.

(4)             In determining the estimated fair value of our share-based awards as of the grant date, we used the Black-Scholes option-pricing model. The assumptions underlying our model are described in the notes to our consolidated financial statements (Note 12—Stock-Based Compensation Plans), which are incorporated into our Form 10-K for fiscal year 2006, filed with the SEC on March 9, 2007.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

	Option Awards							Stock Awards
	Number of Securities Underlying Unexercised Options— Exercisable	Number of Securities Underlying Unexercised Options— Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options		Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(1)		Market Value of shares or Units of Stock That Have Not Vested(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Terrence J. Keating	—	—		—		—	—	33,731	(11)	$382,500	—	—
	178,482	—		—		$2.962	06/27/12	—		—	—	—
	4,432	4,433	(3)	—		$2.962	03/08/14	—		—	—	—
	59,100	29,550	(4)	29,550	(8)	$9.000	04/26/15	—		—	—	—
	—	97,093	(2)	—		$11.340	12/19/16	—		—	—	—
John R. Murphy	—	—		—		—	—	19,842	(12)	$225,000	—	—
	2,364	—		—		$8.461	05/01/08	—		—	—	—
	37,197	2,777	(5)	—		$8.461	04/15/09	—		—	—	—
	3,694	3,694	(3)	—		$2.962	03/08/14	—		—	—	—
	44,324	22,163	(6)	22,163	(9)	$9.000	04/26/15	—		—	—	—
	—	57,114	(2)	—		$11.340	12/19/16	—		—	—	—
David K. Armstrong	—	—		—		—	—	11,906	(13)	$135,000	—	—
	24,824	—		—		$8.461	10/01/08	—		—	—	—
	8,865	2,955	(3)	—		$2.962	03/08/14	—		—	—	—
	28,072	14,037	(7)	14,036	(10)	$9.000	04/26/15	—		—	—	—
	—	34,268	(2)	—		$11.340	12/19/16	—		—	—	—
Elizabeth I. Hamme	—	—		—		—	—	9,127	(14)	$103,500	—	—
	2,955	2,955	(3)	—		$2.962	03/08/14	—		—	—	—
	14,036	14,037	(7)	14,036	(10)	$9.000	04/26/15	—		—	—	—
	—	26,272	(2)	—		$11.340	12/19/16	—		—	—	—
Henry L. Taylor	—	—		—		—	—	9,127	(14)	$103,500	—	—
	8,865	2,955	(3)	—		$2.962	03/08/14	—		—	—	—
	28,072	14,037	(7)	14,036	(10)	$9.000	04/26/15	—		—	—	—
	—	26,272	(2)	—		$11.340	12/19/16	—		—	—	—

(1)             Represents restricted stock shares granted in December 2006 under our LTIP, which vest in increments of 10%, 20%, 30% and 40% on December 31, 2006, 2007, 2008 and 2009, respectively.

(2)             Represents stock appreciation rights granted in December 2006 under our LTIP, which become exercisable on December 31, 2009, provided however that 25% of such shares may vest on each of December 31, 2007, 2008 and 2009, respectively if certain pre-established EBITDA targets are satisfied.

(3)             Represents stock option shares granted on March 8, 2004, which become exercisable on December 31, 2007.

(4)             Represents stock option shares granted on April 26, 2005, 14,775 shares of which become exercisable on December 31, 2007 and 14,775 shares of which become exercisable on December 31, 2008.

(5)             Represents stock option shares granted on April 15, 1999, which become exercisable on March 15, 2007.

(6)             Represents stock option shares granted on April 26, 2005, 11,081 shares of which become exercisable on December 31, 2007 and 11,082 shares of which become exercisable on December 31, 2008.

(7)             Represents stock option shares granted on April 26, 2005, 7,018 shares of which become exercisable on December 31, 2007 and 7,019 shares of which become exercisable on December 31, 2008.

(8)             Represents stock option shares granted on April 26, 2005, 14,775 shares of which become exercisable on December 31, 2007 and 14,775 shares of which become exercisable on December 31, 2008, provided recipient is still employed and certain EBITDA goals are satisfied.

(9)             Represents stock option shares granted on April 26, 2005, 11,081 shares of which become exercisable on December 31, 2007 and 11,082 shares of which become exercisable on December 31, 2008, provided recipient is still employed and certain EBITDA goals are satisfied.

(10)       Represents stock option shares granted on April 26, 2005, 7,018 shares of which become exercisable on December 31, 2007 and 7,018 shares of which become exercisable on December 31, 2008, provided recipient is still employed and certain EBITDA goals are satisfied.

(11)       Represents restricted stock shares granted in December 2006; 7,496 shares, 11,243 shares, and 14,992 shares become vested on December 31st of 2007, 2008, and 2009, respectively.

(12)       Represents restricted stock shares granted in December 2006; 4,409 shares, 6,614 shares, and 8,819 shares become vested on December 31st of 2007, 2008, and 2009, respectively.

(13)       Represents restricted stock shares granted in December 2006; 2,646 shares, 3,968 shares, and 5,292 shares become vested on December 31st of 2007, 2008, and 2009, respectively.

(14)       Represents restricted stock shares granted in December 2006; 2,028 shares, 3,042 shares, and 4,057 shares become vested on December 31st of 2007, 2008, and 2009, respectively.

OPTIONS EXERCISED & STOCK VESTED DURING FISCAL 2006

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized Upon Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Terrence J. Keating	51,145	$255,589	3,748	$42,191
John R. Murphy	127,241	$1,056,214	2,204	$24,817
David K. Armstrong	79,194	$684,710	1,322	$14,886
Elizabeth I. Hamme	133,464	$885,389	1,014	$11,418
Henry L. Taylor	117,018	$742,003	1,014	$11,418

PENSION BENEFITS

	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During the Last Fiscal Year ($)
Terrence J. Keating	Accuride Retirement Plan	9.00	$148,987	$0
John R. Murphy	Accuride Retirement Plan	7.75	$138,849	$0
David K. Armstrong	Accuride Retirement Plan	7.25	$99,452	$0
Elizabeth I. Hamme	Accuride Retirement Plan	9.00	$141,840	$0
Henry L. Taylor	Accuride Retirement Plan	9.00	$118,560	$0

(1)          Represents the present value of benefits accrued-to-date. For the Accuride Retirement Plan, this is the cash balance account as of the measurement date, projected to normal retirement age (i.e., age 65) with interest credits, and then discounted back to the measurement date at the plan discount rate. The present value of benefits accrued-to-date was calculated using a discount rate of 5.90% and interest crediting at 5.00% (consistent with SFAS No. 87 disclosure assumptions. The model applies a postretirement mortality using 1994 Uninsured Pensioners table with no decrements applied preretirement.

Potential Post Employment Payments

Severance and Retention Arrangements—Change in Control

In November 2006, we entered into severance and retention agreements with each NEO and certain other senior management employees. The severance and retention agreements replaced and superseded separate severance agreements and change in control agreements we previously entered into with these executives. The severance and retention agreements have a one-year term, subject to automatic one-year renewals if not terminated by either party in accordance with the terms of the agreement. If a “Change of Control” (as defined in the agreement) occurs, the scheduled expiration date of the initial term or renewal term, as the case may be, will be extended for a term ending 18 months after the Change of Control.

Under the terms of the severance and retention agreement, an NEO is entitled to severance if the executive’s employment is terminated by us without “cause” or if he or she terminates employment for “good reason” (as these terms are defined in the agreement). This severance generally is equal to one year of the executive’s base salary. However, if such termination is within 18 months following a change in control, then such severance benefits are as follows:

•       For Messrs. Keating and Murphy, a payment equal to 300% of his salary at termination, plus 300% of the greater of (i) the annualized AICP bonus to which he would be entitled as of the date on which the change of control occurs or (ii) his average AICP bonus over the three years prior to termination.  If it is determined that any payment or distribution will be subject to the excise tax imposed under Internal Revenue Code Section 280G, than the executive will be entitled to receive an additional payment or “gross up” to ensure that their severance payments are kept whole.

•       For Messrs. Armstrong and Taylor and Ms. Hamme, a payment equal to 200% of his or her salary plus 200% of the greater of (i) the annualized AICP bonus to which he or she would be entitled as of the date on which the change of control occurs or (ii) his or her average AICP bonus over the three years prior to termination.

•       In addition, each NEO is entitled to continue certain employee benefits, including health, disability, accident and dental insurance coverage for an 18 month period from the date of termination or if earlier, the date on which the executive receives such benefits from a subsequent employer.

No severance is payable if the NEO’s employment is terminated for “cause,” if they resign without “good reason” or if they become disabled or die. Any such severance is reduced by all payments the executive may become entitled under any other severance policy we may have.

All severance is subject to the executive executing a general release of claims and agreeing to non-compete and non-solicitation covenants. In addition, if necessary to comply with the tax laws, the severance may not be paid until six months following the NEO’s termination.

Finally, under the terms of the 2005 Equity Incentive Plan, in the event of a Change of Control, if all options, restricted stock or SARs settled in stock are not converted, assumed, or replaced by a successor, then such awards will become fully exercisable and all forfeiture restrictions on such awards will lapse and all RSUs shall become deliverable, unless otherwise provided in any award agreement or any other written agreement entered into with an executive.

Value of Payment Presuming Hypothetical December 31, 2006 Termination Date

Assuming a hypothetical termination of Mr. Keating on December 31, 2006, Mr. Keating would be eligible for the following payments and benefits:

Terry Keating	Voluntary Termination ($)	Retirement ($)	Involuntary Not for cause Termination ($)	For Cause Termination ($)	Involuntary or Good Reason Termination (Change in Control) ($)	Disability ($)	Death ($)
Compensation:
—Base Salary	0	0	606,120	0	1,818,360	0	0
—Annual Bonus	0	0	0	0	1,363,770	0	0
Long-Term Incentives
—Unvested and Accelerated Restricted Stock/ Restricted Stock Units(1)	0	0	0	0	162,584	0	0
—Unvested and Accelerated Stock Options/Stock Appreciation Rights(1)	0	0	0	0	379,811	0	0
Benefits & Perquisites:
—Post Retirement Health Care	0	0	0	0	17,961	0	0
—Insurance Benefits	0	0	0	0	0	0	0
—Accrued Benefits(2)	0	0	0	0	57,384	0	0
—Financial Planning and Executive Physical	0	0	0	0	11,974	0	0
Gross-Up Payment for Excise Tax	0	0	0	0	192,521	0	0
Total Payment:	0	0	606,120	0	4,004,364	0	0

(1)             Assumes that the market value of unvested equity awards was $11.26, which was the closing price of our common stock on December 29, 2006 (the last day of trading of 2006).

(2)             Accrued benefits include accrued vacation pay (assumes no vacation was taken) and accrued benefits under Accuride’s Executive Retirement Allowance Policy.

Assuming a hypothetical termination of our other NEO’s on December 31, 2006, such NEO’s would be eligible for the following payments and benefits in the event of involuntary, not for cause termination (Not Change in Control):

	John Murphy ($)	David Armstrong ($)	Robin Hamme ($)	Larry Taylor ($)
Compensation:
—Base Salary	510,120	325,140	276,960	267,840
—Annual Bonus	0	0	0	0
Long-Term Incentives:
—Unvested and Accelerated Restricted Stock/Restricted Stock Units(1)	0	0	0	0
—Unvested and Accelerated Stock Options/Stock Appreciation Rights(1)	0	0	0	0
Benefits & Perquisites:
—Post Retirement Health Care	0	0	0	0
—Insurance Benefits	0	0	0	0
—Accrued Benefits(2)	0	0	0	0
—Financial Planning and Executive Physical	0	0	0	0
Gross-Up Payment for Excise Tax	0	0	0	0
Total Payment:	510,120	325,140	276,960	267,840

(1)          Assumes that the market value of unvested equity awards was $11.26, which was the closing price of our common stock on December 29, 2006 (the last day of trading of 2006).

(2)          Accrued benefits include accrued vacation pay (assumes no vacation was taken) and accrued benefits under Accuride’s Executive Retirement Allowance Policy.

Using the same assumptions, the NEO’s other than Mr. Keating would be eligible for the following payments and benefits in the event of hypothetical involuntary or Good Reason termination (Change in Control) on December 31, 2006:

	John Murphy ($)	David Armstrong ($)	Robin Hamme ($)	Larry Taylor ($)
Compensation:
—Base Salary	1,530,360	650,280	553,920	535,680
—Annual Bonus	1,147,770	390,168	332,352	321,408
Long-Term Incentives:
—Unvested and Accelerated Restricted Stock/Restricted Stock Units(1)	126,260	85,224	85,864	85,864
—Unvested and Accelerated Stock Options/Stock Appreciation Rights(1)	223,421	134,062	102,770	102,770
Benefits & Perquisites:
—Post Retirement Health Care	21,810	23,075	17,961	23,075
—Insurance Benefits	0	0	0	0
—Accrued Benefits(2)	48,001	28,765	23,472	22,521
—Financial Planning and Executive Physical	14,540	15,383	11,974	15,383
Gross-Up Payment for Excise Tax	0	0	0	0
Total Payment:	3,112,162	1,326,956	1,128,312	1,106,700

(1)          Assumes that the market value of unvested equity awards was $11.26, which was the closing price of our common stock on December 29, 2006 (the last day of trading of 2006).

(2)          Accrued benefits include accrued vacation pay (assumes no vacation was taken) and accrued benefits under Accuride’s Executive Retirement Allowance Policy.

Compensation Committee Interlocks and Insider Participation

Messrs. Greene, Goltz and Rentschler, with Mr. Greene as chairman, currently serve as members of the Compensation Committee. Messrs. Greene and Goltz are members of KKR 1996 GP L.L.C., which beneficially owns approximately 22.5% of our outstanding common stock, and are members of KKR & Co., L.L.C., which serves as general partner of KKR. None of our executive officers serves as a member of the board of directors or compensation committee of any other company that has one or more of its executive officers serving as a member of our board of directors or compensation committee. As described more fully below under the heading Certain Relationships and Related Transactions—Management Services Agreement, in 2005 we retained KKR to provide management, consulting and financial services to Accuride of the type customarily performed by investment companies to its portfolio companies in exchange for an annual fee in the amount equal to $665,000.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our Board has adopted the Accuride Corporation Related Party Transaction Policy and Procedures regarding the review, approval and ratification of transaction with related persons. A copy of the policy is attached as Appendix C to this Proxy Statement. The policy describes the types of transactions covered, the standards to be applied, and the persons on the Board responsible for reviewing and approving related person transactions.

Transportation Technologies Industries, Inc. Merger

On December 24, 2004 Accuride, Amber Acquisition Corp., a wholly-owned subsidiary of Accuride, Transportation Technologies Industries, Inc. (“TTI”) the persons listed on Annex I to the merger agreement, whom we refer to as the signing stockholders, and Andrew Weller, Jay Bloom and Mark Dalton, as the TTI Stockholder Representatives, entered into an agreement and plan of merger, which was amended on January 28, 2005. We refer to the agreement and plan of merger, as amended, as the merger agreement. Pursuant to the merger agreement, on January 31, 2005 Accuride acquired TTI through the merger of Amber Acquisition Corp., a wholly-owned subsidiary of Accuride, with and into TTI, with TTI continuing as the surviving corporation, which we refer to as the TTI merger.

At the effective time of and as a result of the TTI merger, (1) each share of TTI common stock, TTI Series D Preferred Stock and TTI Series E Preferred Stock was converted into the right to receive the number of shares of our common stock equal to the applicable exchange ratio specified in the merger agreement, (2) each share of TTI Series A Preferred Stock and TTI Series C Preferred Stock was converted into the right to receive the number of shares of our common stock equal to the applicable exchange ratio specified in the merger agreement and the right to receive a certain number of additional shares of our common stock contingent upon the occurrence of certain events, (3) all shares of common stock and preferred stock held in the treasury of TTI, or any of its subsidiaries, were cancelled and retired, (4) each outstanding option to purchase TTI common stock was terminated and (5) each outstanding warrant to purchase TTI common stock was terminated. Certain holders of TTI’s common stock and preferred stock received cash from TTI in exchange for their interests in TTI prior to the closing. The number of shares of common stock issued by us to holders of preferred and common stock of TTI in connection with the TTI merger was 7,964,236.

Mr. Dalton is associated with Trimaran Investments II, L.L.C., which, as of April 20, 2007 beneficially owned approximately 10.1% of our outstanding common stock. Mr. Dalton disclaims any beneficial ownership in shares beneficially owned by Trimaran Investments II, L.L.C. or the entities affiliated therewith.

Each of KKR and Trimaran received a $5.0 million transaction fee for, among other things, negotiating the TTI merger, conducting due diligence and arranging financing. In addition, the costs and expenses incurred by KKR and Trimaran in connection with the TTI merger were paid by Accuride and TTI, respectively.

Registration Rights Agreement

In connection with the TTI merger, Accuride, Hubcap Acquisition L.L.C., an affiliate of KKR 1996 GP L.L.C., and certain other parties agreed to amend and restate the January 21, 1998 registration rights agreement between the Company and Hubcap. The amended and restated registration rights agreement became effective on January 31, 2005 and terminated the January 21, 1998 registration rights agreement. The amended and restated registration rights agreement provides that affiliates of KKR, including, without limitation, Hubcap Acquisition, have the right, under certain circumstances and subject to certain conditions, to require us to register under the Securities Act shares of our common stock held by them. The amended and restated registration rights agreement also provides that affiliates of Trimaran Capital

Partners will have the right, under certain circumstances and subject to certain conditions, to require us to register under the Securities Act shares of our common stock held by them. Upon initiation of a “demand” registration by the affiliates of either KKR or Trimaran Capital Partners, the remaining parties to the amended and restated registration rights agreement may participate in the registered offering subject to certain limitations. The amended and restated registration rights agreement provides, among other things, that we will pay all expenses in connection with any demand registration requested by the KKR affiliates and the Trimaran Capital Partners affiliates and in connection with any registration commenced by us as a primary offering in which a party to the amended and restated registration rights agreement participates through “piggyback” registration rights granted under the amended and restated registration rights agreement. The parties to the amended and restated registration rights agreement acknowledged the registration rights of RSTW Partners III, pursuant to a January 21, 1998 Stockholders’ Agreement, as explained below, and certain members of Accuride management and certain employees that are parties to stockholder’s agreements pursuant to the 1998 Stock Purchase and Option Plan for Employees of Accuride Corporation and its Subsidiaries also as explained below.

Upon KKR’s exercise of its demand registration rights under the amended and restated registration rights agreement, the Company filed a registration statement on Form S-3 on April 10, 2007, as amended by Amendment No. 1 filed on April 25, 2007, to register all of KKR’s shares. Certain other parties, including the Trimaran Capital Partners affiliates, included all of their shares in the registration statement. After the registration statement becomes effective, KKR may sell its shares pursuant to such registration statement at any time. After KKR sells shares of its Accuride common stock, the Trimaran Capital Partners affiliates may sell shares subject to certain limitations set forth in the amended and restated registration rights agreement and 2005 Shareholder Rights Agreement.

Stockholders’ Agreement

We entered into a January 21, 1998 Stockholders’ Agreement by and among Accuride, Hubcap Acquisition and RSTW Partners III (as successor-in-interest to Phelps Dodge Corporation) that imposes certain restrictions on RSTW Partners III’s ability to transfer shares of our common stock. Under the January 21, 1998 Stockholders’ Agreement, RSTW Partners III has the right to participate pro rata in certain sales of common stock by Hubcap Acquisition or its affiliates, and Hubcap Acquisition or its affiliates has the right to require RSTW Partners III to participate pro rata in certain sales by Hubcap Acquisition or its affiliates. The January 21, 1998 Stockholders’ Agreement also grants certain demand and “piggyback” registration rights to RSTW Partners III. RSTW Partners III has sold all of its shares in the Company and is no longer a stockholder of Accuride.

Stockholder’s Agreements under the 1998 Plan

Pursuant to the terms of the 1998 Stock Purchase and Option Plan for Employees of Accuride Corporation and Subsidiaries, we entered into Stockholder’s Agreements with certain members of our management team. Each of the Stockholder’s Agreements, as amended (1) provides the stockholder with the right to participate pro rata in certain sales of common stock by Hubcap Acquisition L.L.C., an affiliate of KKR 1996 GP L.L.C., or its affiliates and (2) provides Hubcap Acquisition and its affiliates the right to require each stockholder to participate pro rata in certain sales of common stock by Hubcap Acquisition or its affiliates. The Stockholder’s Agreements also provided certain “piggyback” registration rights equivalent to those granted under the January 31, 2005 amended and restated registration rights agreement, including, subject to certain restrictions and limitations, the right to participate in public offerings pursuant to an effective registration statement relating to shares of common stock held by Hubcap Acquisition or its affiliates.

2005 Shareholder Rights Agreement

In connection with the TTI merger, we entered into a Shareholder Rights Agreement with certain of our stockholders, including certain KKR and Trimaran affiliates. The Shareholder Rights Agreement grants, subject to certain share ownership requirements, Hubcap Acquisition L.L.C., an affiliate of KKR, and certain Trimaran affiliates (or the permitted transferees of Hubcap Acquisition and the Trimaran affiliates) the right to designate directors to our Board, Audit Committee and Compensation Committee. Subject to the fiduciary duties of our Board, we agreed to use our reasonable best efforts to take such actions as are necessary to nominate certain individuals designated by Hubcap Acquisition L.L.C., an affiliate of KKR, and certain Trimaran affiliates as directors and solicit proxies in favor of the election of such individuals. As provided in the Shareholder Rights Agreement, Hubcap Acquisition (and its permitted transferees) may designate (i) four directors so long as it holds at least 30% of our fully diluted capitalization, (ii) three directors so long as it holds at least 25%, but less than 30%, of our fully diluted capitalization, (iii) two directors so long as it holds at least 15%, but less than 25%, of our fully diluted capitalization and (iv) one director so long as it holds at least 10%, but less than 15%, of our fully diluted capitalization. Also, certain Trimaran affiliates may designate (i) four directors so long as they hold at least 30% of our fully diluted capitalization, (ii) three directors so long as they hold at least 25%, but less than 30%, of our fully diluted capitalization, (iii) two directors so long as they hold at least 15%, but less than 25%, of our fully diluted capitalization and (iv) one director so long as they hold at least 10%, but less than 15%, of our fully diluted capitalization. The Trimaran affiliates’ share ownership percentage is based on the shares of our common stock held by Trimaran Capital, L.L.C., Trimaran Fund II, L.L.C., Trimaran Parallel Fund II, L.P., CIBC Employee Private Equity Fund (Trimaran) Partners and CIBC Capital Corporation and any person to whom such entities transfer shares of Accuride common stock in compliance with the Shareholder Rights Agreement. The Shareholder Rights Agreement also imposes certain restrictions on each party’s ability to transfer shares of our common stock.

Management Services Agreement

In connection with the TTI merger, which was consummated on January 31, 2005, we entered into a management services agreement with KKR and Trimaran Fund Management L.L.C. (“TFM”) pursuant to which we retained KKR and TFM to provide management, consulting and financial services to Accuride of the type customarily performed by investment companies to its portfolio companies. In exchange for such services, we agreed to pay an annual fee in the amount equal to $665,000 to KKR and $335,000 to TFM. In addition, we agreed to reimburse KKR and TFM, and their respective affiliates, for all reasonable out-of-pocket expenses incurred in connection with such retention, including travel expenses and expenses of legal counsel. We may terminate the management services agreement with respect to either KKR or TFM when one or both parties no longer has the right to appoint one or more members to our Board pursuant to the terms of the Shareholder Rights Agreement that we entered in connection with the TTI merger. Additionally, the management services agreement will automatically terminate upon a change of control as provided in the Shareholder Rights Agreement. Effective January 1, 2007 we terminated the Management Services Agreement with respect to TFM pursuant to the terms of the Agreement. As such, TFM will no longer receive an annual management fee under the Agreement.

TMB Industries Relationship

Prior to the TTI merger, through TMB Industries, or TMB, members of TTI management held ownership interests in, and in certain instances were directors of, privately-held companies. These privately held companies paid management fees to TMB, a portion of which were distributed to certain TTI executive officers. TTI provided certain administrative services and corporate facilities to TMB and such privately held companies and billed them for reimbursement of the related costs, which TTI recorded as offsets to its selling, general and administrative expenses. TTI received reimbursements totaling approximately $0.5 million for 2004. Given that certain of these privately held companies have similar customers as TTI, TTI also provided certain selling and marketing services through its OEM sales coverage personnel and received reimbursements for their allocable share of the related costs. Following the TTI merger, through TMB, certain former members of TTI management continue to hold ownership interests in privately-held companies. There also exists a limited amount of intercompany supply of product on an arm’s-length basis between privately held companies affiliated with TMB and Accuride. Following the TTI merger, Accuride discontinued TTI’s prior relationship with TMB.

Secondary Offering

In October 2005, we completed a secondary offering of 8,050,000 shares of common stock. All of the shares were sold by selling stockholders, and Accuride did not receive any proceeds from the offering.

KKR Relationship

As of April 20, 2007, KKR 1996 GP L.L.C. beneficially owned approximately 22.4% of our outstanding shares of common stock. See “Share Ownership by Principal Stockholders and Management.” The managing members of KKR 1996 GP L.L.C. are Messrs. Henry R. Kravis and George R. Roberts and the other members of which are Messrs. Paul E. Raether, Michael W. Michelson, James H. Greene, Jr., Perry Golkin, Johannes P. Huth, Todd A. Fisher and Alexander Navab, Jr. Mr. Goltz is also a member of KKR, and Messrs. Greene and Goltz are also members of our Board. Each of the members of KKR 1996 GP L.L.C. is also a member of KKR & Co., L.L.C, which serves as the general partner of KKR.

Pursuant to the management services agreement described above, KKR has agreed to render management, consulting and financial services to us for an annual fee of $665,000. We may terminate the management services agreement with KKR when it no longer has the right to appoint one or more members to our Board pursuant to the terms of the Shareholder Rights Agreement, which provides that KKR will lose its right to appoint a member to our Board when it holds less than 10% of the fully diluted capitalization of the Company. Additionally, the management services agreement will automatically terminate upon a change of control as provided in the Shareholder Rights Agreement.

Trimaran Relationship

As of April 20, 2007, entities affiliated with Trimaran Investments II, L.L.C. beneficially owned approximately 11.1% of our outstanding shares of common stock. See “ Share Ownership by Principal Stockholders and Management.” Trimaran Investments II, L.L.C. is controlled by Messrs. Jay R. Bloom, Andrew R. Heyer and Dean C. Kehler.

Pursuant to the management services agreement described above, Trimaran Fund Management rendered management, consulting and financial services to us for an annual fee of $335,000. Such services were provided through December 31, 2006, at which time the Management Services Agreement was terminated with respect to Trimaran Fund Management.

Indemnification of Directors and Officers

Our certificate of incorporation and bylaws provide that we will indemnify each of our directors and officers to the fullest extent permitted by the Delaware General Corporation Law. Furthermore, we have entered, or will enter, into indemnification agreements with each of our directors and officers.

REPORT OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

The Audit Committee is comprised of three members, Donald C. Roof, Chairman, Charles E. Mitchell Rentschler and Donald T. Johnson, Jr., each of whom is “independent,” as defined in the rules and regulations of the New York Stock Exchange (“NYSE”). Upon the recommendation of the Audit Committee and in compliance with regulations of the NYSE, the Board has adopted an Audit Committee Charter setting forth the requirements for the composition of the Audit Committee, the qualifications of its members, the frequency of meetings and the responsibilities of the Audit Committee.

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the fiscal year ended December 31, 2006, which include the consolidated balance sheets of the Company as of December 31, 2006 and 2005, and the related consolidated statements of operations, stockholders’ equity and cash flows for each of the three years in the period ended December 31, 2006 and the notes thereto. The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the 1934 Securities Exchange Act, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

Review with Management

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the Company’s audited financial statements with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

Review and Discussion with Independent Registered Public Accounting Firm

The Audit Committee has discussed with Deloitte & Touche LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication With Audit Committees,” as amended, which includes, among other items, matters related to the conduct of the audit of the Company’s financial statements.

The Audit Committee reviewed with the Company’s independent registered public accounting firm, who is responsible for expressing an opinion on the conformity of audited financial statements with generally accepted accounting principles in the United States of America, its judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under the standards of the Public Company Accounting Oversight Board (United States). In addition, the Audit Committee has discussed with Deloitte & Touche LLP matters relating to its independence and has received the written disclosures required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and has considered the compatibility of non-audit services with the auditors’ independence.

The Audit Committee discussed with Deloitte & Touche LLP the overall scope and plans for their audits. The Audit Committee met with Deloitte & Touche LLP, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls in connection with their audit procedures, and the overall quality of the Company’s financial reporting.

Conclusion

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in the Annual Report on Form l0-K for the year ended December 31, 2006 for filing with the Securities and Exchange Commission. The Audit Committee and the Board have also recommended, subject to stockholder ratification described in Proposal No. Two, the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007.

By the Members of the Audit Committee
Donald C. Roof, Chairman
Charles E. Mitchell Rentschler
Donald T. Johnson, Jr.

OTHER MATTERS

The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board may recommend.

It is important that your stock be represented at the meeting, regardless of the number of shares that you hold. You are, therefore, urged to mark, sign, date and return the accompanying Proxy as promptly as possible in the postage-paid envelope enclosed for that purpose.

Any person who was a beneficial owner of common stock on the record date for the 2007 Annual Meeting may obtain a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, filed with the Securities and Exchange Commission without charge (except for exhibits to such annual report which will be furnished upon payment of the Company’s reasonable expenses in furnishing such exhibits). The request for such materials should identify the person making the request as a stockholder of the Company as of the record date and should be directed to Investor Relations, Accuride Corporation, 7140 Office Circle, P.O. Box 15600, Evansville, IN 47716.

BY ORDER OF THE BOARD OF DIRECTORS

David K. Armstrong
Corporate Secretary
Dated: April 27, 2007

Appendix A

AUDIT COMMITTEE CHARTER
of the Audit Committee
of Accuride Corporation

This Audit Committee Charter was adopted by the Board of Directors (the “Board”) of Accuride Corporation (the “Company”) on April 14, 2005.

I.   Purpose

The purpose of the Audit Committee (the “Committee”) is to assist the Board with its oversight responsibilities regarding:  (i) the integrity of the Company’s financial statements; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the independent auditor’s qualifications and independence; and (iv) the performance of the Company’s internal audit function and independent auditor. The Committee shall prepare the report required by the rules of the Securities and Exchange Commission (the “SEC”) to be included in the Company’s annual proxy statement.

In addition to the powers and responsibilities expressly delegated to the Committee in this Charter, the Committee may exercise any other powers and carry out any other responsibilities delegated to it by the Board from time to time consistent with the Company’s bylaws. The powers and responsibilities delegated by the Board to the Committee in this Charter or otherwise shall be exercised and carried out by the Committee as it deems appropriate without requirement of Board approval, and any decision made by the Committee (including any decision to exercise or refrain from exercising any of the powers delegated to the Committee hereunder) shall be at the Committee’s sole discretion. While acting within the scope of the powers and responsibilities delegated to it, the Committee shall have and may exercise all the powers and authority of the Board. To the fullest extent permitted by law, the Committee shall have the power to determine which matters are within the scope of the powers and responsibilities delegated to it.

Notwithstanding the foregoing, the Committee’s responsibilities are limited to oversight. Management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements as well as the Company’s financial reporting process, accounting policies, internal audit function, internal accounting controls and disclosure controls and procedures. The independent auditor is responsible for performing an audit of the Company’s annual financial statements, expressing an opinion as to the conformity of such annual financial statements with generally accepted accounting principles and reviewing the Company’s quarterly financial statements. It is not the responsibility of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosure are complete and accurate and in accordance with generally accepted accounting principles and applicable laws, rules and regulations. Each member of the Committee shall be entitled to rely on the integrity of those persons within the Company and of the professionals and experts (including the Company’s internal auditor (or others responsible for the internal audit function, including contracted non-employee or audit or accounting firms engaged to provide internal audit services) (the “internal auditor”) and the Company’s independent auditor) from which the Committee receives information and, absent actual knowledge to the contrary, the accuracy of the financial and other information provided to the Committee by such persons, professionals or experts.

Further, auditing literature, particularly Statement of Accounting Standards No. 71, defines the term “review” to include a particular set of required procedures to be undertaken by independent auditors. The members of the Committee are not independent auditors, and the term “review” as used in this Charter is not intended to have that meaning and should not be interpreted to suggest that the Committee members can or should follow the procedures required of auditors performing reviews of financial statements.

II.   Membership

The Committee shall consist of no fewer than three members of the Board, provided, however, that for up to one year following the consummation of the Company’s initial public offering, the Committee may consist of no fewer than two members of the Board. Each Committee member shall be financially literate as determined by the Board in its business judgment or must become financially literate within a reasonable period of time after his or her appointment to the Committee. Members of the Committee are not required to be engaged in the accounting and auditing profession and, consequently, some members may not be expert in financial matters, or in matters involving auditing or accounting. However, at least one member of the Committee shall have accounting or related financial management expertise as determined by the Board in its business judgment. In addition, either at least one member of the Committee shall be an “audit committee financial expert” within the definition adopted by the SEC or the Company shall disclose in its periodic reports required pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”) the reasons why at least one member of the Committee is not an “audit committee financial expert.”

Each Committee member shall satisfy the independence requirements of the New York Stock Exchange and Exchange Act Rule 10A-3(b)(1). No Committee member may simultaneously serve on the audit committee of more than two other public companies, unless the Board determines that such simultaneous service would not impair the ability of such member to effectively serve on the Committee and such determination is disclosed in the Company’s annual proxy statement.

The members of the Committee, including the Chair of the Committee, shall be appointed by the Board on the recommendation of the Nominating and Corporate Governance Committee. Committee members may be removed from the Committee, with or without cause, by the Board.

III.   Meetings and Procedures

The Chair (or in his or her absence, a member designated by the Chair) shall preside at each meeting of the Committee and set the agendas for Committee meetings. The Committee shall have the authority to establish its own rules and procedures for notice and conduct of its meetings so long as they are not inconsistent with any provisions of the Company’s bylaws that are applicable to the Committee.

The Committee shall meet at least once during each fiscal quarter and more frequently as the Committee deems desirable. The Committee shall meet separately, periodically, with management, with the internal auditor and with the independent auditor.

All non-management directors that are not members of the Committee may attend and observe meetings of the Committee, but shall not participate in any discussion or deliberation unless invited to do so by the Committee, and in any event shall not be entitled to vote. The Committee may, at its discretion, include in its meetings members of the Company’s management, representatives of the independent auditor, the internal auditor, any other financial personnel employed or retained by the Company or any other persons whose presence the Committee believes to be necessary or appropriate. Notwithstanding the foregoing, the Committee may also exclude from its meetings any persons it deems appropriate, including, but not limited to, any non-management director that is not a member of the Committee.

The Committee may retain any independent counsel, experts or advisors (accounting, financial or otherwise) that the Committee believes to be necessary or appropriate. The Committee may also utilize the services of the Company’s regular legal counsel or other advisors to the Company. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report or performing other audit, review or attest services, for payment of compensation to any advisors employed by the Committee and for ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

The Committee may conduct or authorize investigations into any matters within the scope of the powers and responsibilities delegated to the Committee.

IV.   Powers and Responsibilities

Interaction with the Independent Auditor

1.     Appointment and Oversight.   The Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditor (including resolution of any disagreements between Company management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company, and the independent auditor shall report directly to the Committee.

2.     Pre-Approval of Services.   Before the independent auditor is engaged by the Company or its subsidiaries to render audit or non-audit services, the Committee shall pre-approve the engagement. Committee pre-approval of audit and non-audit services will not be required if the engagement for the services is entered into pursuant to pre-approval policies and procedures established by the Committee regarding the Company’s engagement of the independent auditor, provided the policies and procedures are detailed as to the particular service, the Committee is informed of each service provided and such policies and procedures do not include delegation of the Committee’s responsibilities under the Exchange Act to the Company’s management. The Committee may delegate to one or more designated members of the Committee the authority to grant pre-approvals, provided such approvals are presented to the Committee at a subsequent meeting. If the Committee elects to establish pre-approval policies and procedures regarding non-audit services, the Committee must be informed of each non-audit service provided by the independent auditor. Committee pre-approval of non-audit services (other than review and attest services) also will not be required if such services fall within available exceptions established by the SEC.

3.     Independence of Independent Auditor.   The Committee shall, at least annually, review the independence and quality control procedures of the independent auditor and the experience and qualifications of the independent auditor’s senior personnel that are providing audit services to the Company. In conducting its review:

           (i)  The Committee shall obtain and review a report prepared by the independent auditor describing (a) the auditing firm’s internal quality-control procedures and (b) any material issues raised by the most recent internal quality-control review, or peer review, of the auditing firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditing firm, and any steps taken to deal with any such issues.

         (ii)  The Committee shall discuss with the independent auditor its independence from the Company, and obtain and review a written statement prepared by the independent auditor describing all relationships between the independent auditor and the Company, consistent with Independence Standards Board Standard 1, and consider the impact that any relationships or services may have on the objectivity and independence of the independent auditor.

        (iii)  The Committee shall confirm with the independent auditor that the independent auditor is in compliance with the partner rotation requirements established by the SEC.

         (iv)  The Committee shall consider whether the Company should adopt a rotation of the annual audit among independent auditing firms.

          (v)  The Committee shall, if applicable, consider whether the independent auditor’s provision of any permitted information technology services or other non-audit services to the Company is compatible with maintaining the independence of the independent auditor.

Annual Financial Statements and Annual Audit

4.     Meetings with Management, the Independent Auditor and the Internal Auditor.

           (i)  The Committee shall meet with management, the independent auditor and the internal auditor in connection with each annual audit to discuss the scope of the audit, the procedures to be followed and the staffing of the audit.

         (ii)  The Committee shall discuss with the independent auditor the report that such auditor is required to make to the Committee regarding:  (A) all accounting policies and practices to be used that the independent auditor identifies as critical; (B) all alternative treatments within GAAP for policies and practices related to material items that have been discussed among management and the independent auditor, including the ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and (C) all other material written communications between the independent auditor and management of the Company, such as any management letter, management representation letter, reports on observations and recommendations on internal controls, independent auditor’s engagement letter, independent auditor’s independence letter, schedule of unadjusted audit differences and a listing of adjustments and reclassifications not recorded, if any.

        (iii)  The Committee shall review and discuss the annual audited financial statements with management and the independent auditor, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

5.     Separate Meetings with the Independent Auditor.

           (i)  The Committee shall review with the independent auditor any problems or difficulties the independent auditor may have encountered during the course of the audit work, including any restrictions on the scope of activities or access to required information or any significant disagreements with management and management’s responses to such matters. Among the items that the Committee should consider reviewing with the Independent Auditor are:  (A) any accounting adjustments that were noted or proposed by the auditor but were “passed” (as immaterial or otherwise); (B) any communications between the audit team and the independent auditor’s national office respecting auditing or accounting issues presented by the engagement; and (C) any “management” or “internal control” letter issued, or proposed to be issued, by the independent auditor to the Company. The Committee shall obtain from the independent auditor assurances that Section 10A(b) of the Exchange Act has not been implicated.

         (ii)  The Committee shall discuss with the independent auditor the report that such auditor is required to make to the Committee regarding:  (A) all accounting policies and practices to be used that the independent auditor identifies as critical; (B) all alternative treatments within GAAP for policies and practices related to material items that have been discussed among management and the independent auditor, including the ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and (C) all other material written communications between the independent auditor and management of the Company, such as any management letter, management representation letter, reports on observations and recommendations on internal controls, independent auditor’s engagement letter, independent auditor’s independence letter, schedule of unadjusted audit differences and a listing of adjustments and reclassifications not recorded, if any.

        (iii)  The Committee shall discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as then in effect.

6.     Recommendation to Include Financial Statements in Annual Report.   The Committee shall, based on the review and discussions in paragraphs 4(iii) and 5(iii) above, and based on the disclosures received from the independent auditor regarding its independence and discussions with the auditor regarding such independence pursuant to subparagraph 3(ii) above, determine whether to recommend to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year subject to the audit.

Quarterly Financial Statements

7.     Meetings with Management, the Independent Auditor and the Internal Auditor.   The Committee shall review and discuss the quarterly financial statements with management and the independent auditor, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Internal Audit

8.     Appointment.   The Committee shall review the appointment and replacement of the internal auditor.

9.     Separate Meetings with the Internal Auditor.   The Committee shall meet periodically with the Company’s internal auditor to discuss the responsibilities, budget and staffing of the Company’s internal audit function and any issues that the internal auditor believes warrant audit committee attention. The Committee shall discuss with the internal auditor any significant reports to management prepared by the internal auditor and any responses from management.

Other Powers and Responsibilities

10.   The Committee shall discuss with management and the independent auditor the Company’s earnings press releases (with particular focus on any “pro forma” or “adjusted” non-GAAP information), as well as financial information and earnings guidance provided to analysts and rating agencies. The Committee’s discussion in this regard may be general in nature (i.e., discussion of the types of information to be disclosed and the type of presentation to be made) and need not take place in advance of each earnings release or each instance in which the Company may provide earnings guidance.

11.   The Committee shall discuss with management and the independent auditor any related-party transactions brought to the Committee’s attention which could reasonably be expected to have a material impact on the Company’s financial statements.

12.   The Committee shall discuss with management and the independent auditor any correspondence from or with regulators or governmental agencies, any employee complaints or any published reports that raise material issues regarding the Company’s financial statements, financial reporting process, accounting policies or internal audit function.

13.   The Committee shall discuss with the Company’s General Counsel or outside counsel any legal matters brought to the Committee’s attention that could reasonably be expected to have a material impact on the Company’s financial statements.

14.   The Committee shall request assurances from management, the independent auditor and the Company’s internal auditors that the Company’s foreign subsidiaries and foreign affiliated entities, if any, are in conformity with applicable legal requirements, including disclosure of affiliated party transactions.

15.   The Committee shall discuss with management the Company’s policies with respect to risk assessment and risk management. The Committee shall discuss with management the Company’s significant financial risk exposures and the actions management has taken to limit, monitor or control such exposures.

16.   The Committee shall set clear hiring policies for employees or former employees of the Company’s independent auditor.

17.   The Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters. The Committee shall also establish procedures for the confidential and anonymous submission by employees regarding questionable accounting or auditing matters.

18.   The Committee shall provide the Company with the report of the Committee with respect to the audited financial statements for inclusion in each of the Company’s annual proxy statements.

19.   The Committee, through its Chair, shall report regularly to, and review with, the Board any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditor, the performance of the Company’s internal audit function or any other matter the Committee determines is necessary or advisable to report to the Board.

20    The Committee shall at least annually perform an evaluation of the performance of the Committee and its members, including a review of the Committee’s compliance with this Charter.

21.   The Committee shall at least annually review and reassess this Charter and submit any recommended changes to the Board for its consideration.

Appendix B

ACCURIDE CORPORATION
2005 INCENTIVE AWARD PLAN

(AS AMENDED AND RESTATED)

ARTICLE 1

PURPOSE

The purpose of the Accuride Corporation 2005 Incentive Award Plan (the “Plan”) is to promote the success and enhance the value of Accuride Corporation, a Delaware corporation (the “Company”) by linking the personal interests of Directors, Employees, and Consultants to those of Company stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to Company stockholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Directors, Employees, and Consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s and its Subsidiaries’ operations are largely dependent. The Plan was originally adopted on April 14, 2005. The Plan is hereby amended and restated effective                       , 2007.

ARTICLE 2

DEFINITIONS AND CONSTRUCTION

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

2.1   “Award” means an Option, Restricted Stock, Stock Appreciation Right, Performance Share, Performance Stock Unit, Performance Award, Dividend Equivalent, Stock Payment, Deferred Stock, Restricted Stock Unit or a Performance-Based Award granted to a Participant pursuant to the Plan.

2.2   “Award Agreement” means any written agreement, contract, or other instrument or document evidencing an Award, including through electronic medium.

2.3   “Board” means the Board of Directors of the Company.

2.4   “Change of Control” means and includes each of the following:

(a)    A transaction or series of transactions (other than an offering of Stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its subsidiaries, an employee benefit plan maintained by the Company or any of its subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 35% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or

(b)   During any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new director(s) (other than a director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in Section 2.4(a) or Section 2.4(c)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of a majority of the directors then still in office who either were directors at the beginning of the two year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(c)    The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

           (i)  Which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

          (ii)  After which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this Section 2.4(c)(ii) as beneficially owning 50% or more of combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or

(d)   The Company’s stockholders approve a liquidation or dissolution of the Company.

The Committee shall determine whether a Change in Control of the Company has occurred under the above definition, and the date of the occurrence of such Change in Control and any incidental matters relating thereto.

2.5   “Code” means the Internal Revenue Code of 1986, as amended.

2.6   “Committee” means the committee of the Board described in Article 12.

2.7   “Consultant” means any consultant or adviser if:

(a)    The consultant or adviser renders bona fide services to the Company;

(b)   The services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities; and

(c)    The consultant or adviser is a natural person who has contracted directly with the Company to render such services.

2.8   “Covered Employee” means an Employee who is, or could be, a “covered employee” within the meaning of Section 162(m) of the Code.

2.9   “Deferred Stock” means a right to receive a specified number of shares of Stock during specified time periods pursuant to Article 8.6.

2.10 “Director” means a member of the Board, or as applicable, a member of the board of directors of a Subsidiary.

2.11 “Disability” means that the Participant qualifies to receive long-term disability payments under the Company’s long-term disability insurance program, as it may be amended from time to time.

2.12 “Dividend Equivalents” means a right granted to a Participant pursuant to Article 8 to receive the equivalent value (in cash or Stock) of dividends paid on Stock.

2.13 “Effective Date” shall have the meaning set forth in Section 13.1.

2.14 “Eligible Individual” means any person who is an Employee, Consultant, or Director, as determined by the Committee.

2.15 “Employee” means any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company or any Subsidiary.

2.16 “Equity Restructuring” shall mean a nonreciprocal transaction between the company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the shares of Stock (or other securities of the Company) or the share price of Stock (or other securities) and causes a change in the per share value of the Stock underlying outstanding Awards.

2.17 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.18 “Fair Market Value” means, as of any given date, (i) if Stock is traded on an exchange, the closing price of a share of Stock as reported in the Wall Street Journal on such date, or if the Stock is not traded on such date, then the first date immediately preceding such date on which the Stock was traded; or (ii) if Stock is not traded on an exchange but is quoted on a national market or other quotation system, the last sales price for the Stock on such date, or if the Stock is not traded on such date, then the date immediately prior to such date on which sales prices are reported by a national market or such other quotation system; or (iii) if the Stock is not publicly traded, the fair market value established by the Committee acting in good faith.

2.19 “Full Value Award” means any Award other than an Option or other Award for which the Participant pays the intrinsic value (whether directly or by forgoing a right to receive a payment from the Company).

2.20 “Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

2.21 “Non-Employee Director” means a member of the Board who qualifies as a “Non-Employee Director” as defined in Rule 16b-3(b)(3) of the Exchange Act, or any successor definition adopted by the Board.

2.22 “Non-Qualified Stock Option” means an Option that is not intended to be an Incentive Stock Option.

2.23 “Option” means a right granted to a Participant pursuant to Article 5 of the Plan to purchase a specified number of shares of Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

2.24 “Participant” means an Eligible Individual who has been granted an Award pursuant to the Plan.

2.25 “Performance Award” means a right granted to a Participant pursuant to Article 8, to receive a cash payment contingent upon achieving certain performance goals established by the Committee.

2.26 “Performance-Based Award” means an Award granted to selected Covered Employees pursuant to Articles 6 and 8, but which is subject to the terms and conditions set forth in Article 9.

2.27 “Performance Criteria” means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period. The Performance Criteria that will be used to establish Performance Goals are limited to the following:  net earnings (either before or after interest, taxes, depreciation and amortization), economic value-added (as determined by the Committee), sales or revenue, net income (either before or after taxes), operating earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on capital, return on net assets, return on stockholders’ equity, return on assets, return on capital, stockholder returns, return on sales, gross or net profit margin, productivity, expense, margins, operating efficiency, customer satisfaction, working capital, earnings per share, price per share of Stock, and market share, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. The Committee shall define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period for such Participant.

2.28 “Performance Goals” means, for a Performance Period, the goals established in writing by the Committee for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual. The Committee, in its discretion, may, within the time prescribed by Section 162(m) of the Code, adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants (a) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development, or (b) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.

2.29 “Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance-Based Award.

2.30 “Performance Share” means a right granted to a Participant pursuant to Article 8, to receive Stock, the payment of which is contingent upon achieving certain Performance Goals or other performance based targets established by the Committee.

2.31 “Performance Stock Unit” means a right granted to a Participant pursuant to Article 8, to receive Stock, the payment of which is contingent upon achieving certain Performance Goals or other performance based targets established by the Committee.

2.32 “Plan” means this Accuride Corporation Incentive Award Plan, as it may be amended from time to time.

2.33 “Qualified Performance-Based Compensation” means any compensation that is intended to qualify as “qualified performance-based compensation” as described in Section 162(m)(4)(C) of the Code.

2.34 “Restatement Effective Date” means the date this Amended and Restated Plan is approved by stockholders in accordance with Section 13.1.

2.35 “Restricted Stock” means Stock awarded to a Participant pursuant to Article 6 that is subject to certain restrictions and may be subject to risk of forfeiture.

2.36 “Restricted Stock Unit” means an Award granted pursuant to Section 8.6.

2.37 “Stock” means the common stock of the Company, par value $0.01 per share, and such other securities of the Company that may be substituted for Stock pursuant to Article 11.

2.38 “Stock Appreciation Right” or “SAR” means a right granted pursuant to Article 7 to receive a payment equal to the excess of the Fair Market Value of a specified number of shares of Stock on the date the SAR is exercised over the Fair Market Value on the date the SAR was granted as set forth in the applicable Award Agreement.

2.39 “Stock Payment” means (a) a payment in the form of shares of Stock, or (b) an option or other right to purchase shares of Stock, as part of any bonus, deferred compensation or other arrangement, made in lieu of all or any portion of the compensation, granted pursuant to Article 8.

2.40 “Subsidiary” means any corporation or other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.

ARTICLE 3

SHARES SUBJECT TO THE PLAN

3.1   Number of Shares.

(a)    Subject to Article 11 and Section 3.1(b), the aggregate number of shares of Stock which may be issued or transferred pursuant to Awards under the Plan shall be 3,633,988 shares. The maximum number of shares of Stock that may be delivered upon exercise of Incentive Stock Options shall be 3,633,988.

(b)   Notwithstanding Section 3.1(a): (i) the Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards), and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award; (ii) shares of Stock that are potentially deliverable under any Award that expires or is canceled, forfeited, settled in cash or otherwise terminated without a delivery of such shares to the Participant will not be counted as delivered under the Plan; (iii) shares of Stock that have been issued in connection with any Award (e.g., Restricted Stock) that is canceled, forfeited, or settled in cash such that those shares are returned to the Company will again be available for Awards; and (iv) shares of Stock withheld in payment of the exercise price or taxes relating to any Award and shares equal to the number surrendered in payment of any exercise price or taxes relating to any Award shall be deemed to constitute shares not delivered to the Participant and shall be deemed to be available for Awards under the Plan; provided, however, that, no shares shall become available pursuant to this Section 3.1(b) to the extent that (x) the transaction resulting in the return of shares occurs more than ten years after the date of the most recent shareholder approval of the Plan, or (y) such return of shares would constitute a “material revision” of the Plan subject to stockholder approval under then applicable rules of any stock exchange or any quotation system. In addition, in the case of any Award granted in substitution for an award of a company or business acquired by the Company or a subsidiary or affiliate, shares of Stock issued or issuable in connection with such substitute Award shall not be counted against the number of shares reserved under the Plan, but shall be available under the Plan by virtue of the Company’s assumption of the plan or arrangement of the acquired company or business. This Section 3.1 shall apply to the share limit imposed to conform to the regulations promulgated under the Code with respect to  Incentive Stock Options only to the extent consistent with applicable regulations relating to Incentive Stock Options under the Code. Because shares will count against the number reserved in Section 3.1 upon delivery, the Committee may, subject to the share counting rules under this Section 3.1, determine that Awards may be outstanding that relate to a greater number of shares than the aggregate remaining available under the Plan, so long as Awards will not result in delivery and vesting of shares in excess of the number then available under the Plan. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not be counted against the shares available for issuance under the Plan.

3.2   Stock Distributed.   Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

3.3   Limitation on Number of Shares Subject to Awards and Limit on Performance Awards.   Notwithstanding any provision in the Plan to the contrary, and subject to Article 11, the maximum number of shares of Stock with respect to one or more Awards that may be granted to any one Participant during any twelve-month period (measured from the date of any grant) shall be 500,000 and the maximum amount that may be paid in cash as a Performance Award that is intended to be a Performance Based Award shall not exceed $1,000,000. In addition, no more than one-half of the shares of Stock available for issuance pursuant to Awards under Section 3.1(a) may be issued in the form of Full Value Awards.

ARTICLE 4

ELIGIBILITY AND PARTICIPATION

4.1   Eligibility.

(a)    General.   Persons eligible to participate in this Plan include Employees, Consultants, and all Directors, as determined by the Committee.

(b)   Foreign Participants.   Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate or in which Eligible Individuals reside, the Committee, in its sole discretion, shall have the power and authority to:

           (i)  Determine which Subsidiaries shall be covered by the Plan;

          (ii)  Determine which Eligible Individuals outside the Unites States are eligible to participate in the Plan;

        (iii)  Modify the terms and conditions of any Award granted to Eligible Individuals outside the United States to comply with applicable foreign laws;

         (iv)  Establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such subplans and/or modifications shall be attached to this Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Sections 3.1 and 3.3 of the Plan; and

          (v)  Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals.

Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act, the Code, any securities law or governing statute or any other applicable law.

4.2   Participation.   Subject to the provisions of the Plan, the Committee may, from time to time, select from among all Eligible Individuals, those to whom Awards shall be granted and shall determine the nature and amount of each Award. No Eligible Individual shall have any right to be granted an Award pursuant to this Plan.

ARTICLE 5

STOCK OPTIONS

5.1   General.   The Committee is authorized to grant Options to Eligible Individuals on the following terms and conditions:

(a)    Exercise Price.   The exercise price per share of Stock subject to an Option shall be determined by the Committee and set forth in the Award Agreement; provided that the exercise price for any Option shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant.

(b)   Time and Conditions of Exercise.   The Committee shall determine the time or times at which an Option may be exercised in whole or in part; provided that the term of any Option granted under the Plan shall not exceed ten years and that no Option may be exercisable earlier than one year after its date of grant, except as provided in Section 11.2. The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised.

(c)    Payment.   The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation, (i) cash, (ii) promissory note bearing interest at no less than such rate as shall then preclude the imputation of interest under the Code, (iii) shares of Stock held for such period of time as may be required by the Committee in order to avoid adverse accounting consequences and having a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof, (iv) by the delivery of a notice that the Participant has placed a market sell order with a broker with respect to shares of Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price; provided that payment of such proceeds is then made to the Company upon settlement of such sale), and the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants, or (v) other property acceptable to the Committee. Notwithstanding any other provision of the Plan to the contrary, no Participant who is a Director or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to pay the exercise price of an Option in any method which would violate Section 13(k) of the Exchange Act.

(d)   Evidence of Grant.   All Options shall be evidenced by an Award Agreement between the Company and the Participant. The Award Agreement shall include such additional provisions as may be specified by the Committee.

5.2   Incentive Stock Options.   Incentive Stock Options shall be granted only to Employees and the terms of any Incentive Stock Options granted pursuant to the Plan, in addition to the requirements of Section 5.1, must comply with the following additional provisions of this Section 5.2:

(a)    Expiration of Option.   Subject to Section 5.2(c), an Incentive Stock Option shall cease to be an Incentive Stock Option and shall be a Non-Qualified Stock Option to any extent exercised by anyone after the first to occur of the following events:

           (i)  Ten years from the date it is granted, unless an earlier time is set in the Award Agreement;

          (ii)  Three months after the Participant’s termination of employment as an Employee; and

        (iii)  One year after the date of the Participant’s termination of employment or service on account of Disability or death. Upon the Participant’s Disability or death, any Incentive Stock Options exercisable at the Participant’s Disability or death may be exercised by the Participant’s legal representative or representatives, by the person or persons entitled to do so pursuant to the Participant’s last will and testament, or, if the Participant fails to make testamentary disposition of such Incentive Stock Option or dies intestate, by the person or persons entitled to receive the Incentive Stock Option pursuant to the applicable laws of descent and distribution.

(b)   Dollar Limitation.   The aggregate Fair Market Value (determined as of the time the Option is granted) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000 or such other limitation as imposed by Section 422(d) of the Code, or any successor provision. To the extent that Incentive Stock Options are first exercisable by a Participant in excess of such limitation, the excess shall be considered Non-Qualified Stock Options.

(c)    Ten Percent Owners.   An Incentive Stock Option shall be granted to any individual who, at the date of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of Stock of the Company only if such Option is granted at a price that is not less than 110% of Fair Market Value on the date of grant and the Option is exercisable for no more than five years from the date of grant.

(d)   Notice of Disposition.   The Participant shall give the Company prompt notice of any disposition of shares of Stock acquired by exercise of an Incentive Stock Option within (i) two years from the date of grant of such Incentive Stock Option or (ii) one year after the transfer of such shares of Stock to the Participant.

(e)    Expiration of Incentive Stock Options.   No Award of an Incentive Stock Option may be made pursuant to this Plan after the tenth anniversary of the Restatement Effective Date.

(f)    Right to Exercise.   During a Participant’s lifetime, an Incentive Stock Option may be exercised only by the Participant.

(g)    Failure to Meet Requirements.   Any Option (or portion thereof) purported to be an Incentive Stock Option, which, for any reason, fails to meet the requirements of Section 422 of the Code shall be considered a Non-Qualified Stock Option

5.3   Substitution of Stock Appreciation Rights.   The Committee may provide in the Award Agreement evidencing the grant of an Option that the Committee, in its sole discretion, shall have the right to substitute a Stock Appreciation Right for such Option at any time prior to or upon exercise of such Option, provided that such Stock Appreciation Right shall be exercisable with respect to the same number of shares of Stock for which such substituted Option would have been exercisable.

ARTICLE 6

RESTRICTED STOCK AWARDS

6.1   Grant of Restricted Stock.   The Committee is authorized to make Awards of Restricted Stock to any Eligible Individual selected by the Committee in such amounts and subject to such terms and conditions as determined by the Committee. All Awards of Restricted Stock shall be evidenced by an Award Agreement.

6.2   Issuance and Restrictions.   Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Committee determines at the time of the grant of the Award or thereafter.

6.3   Forfeiture.   Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of employment or service during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited; provided, however, that except as otherwise provided by Section 10.6, the Committee may (a) provide in any Restricted Stock Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and (b) in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.

6.4   Certificates for Restricted Stock.   Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing shares of Restricted Stock are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, at its discretion, retain physical possession of the certificate until such time as all applicable restrictions lapse.

ARTICLE 7

STOCK APPRECIATION RIGHTS

7.1   Grant of Stock Appreciation Rights.

(a)    A Stock Appreciation Right may be granted to any Eligible Individual selected by the Committee. A Stock Appreciation Right shall be subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose and shall be evidenced by an Award Agreement.

(b)   A Stock Appreciation Right shall entitle the Participant (or other person entitled to exercise the Stock Appreciation Right pursuant to the Plan) to exercise all or a specified portion of the Stock Appreciation Right (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount equal to the product of (i) the excess of (A) the Fair Market Value of a share of Stock on the date of exercise of the Stock Appreciation Right over (B) the Fair Market Value of the Stock on the date the Stock Appreciation Right was granted, and (ii) by the number of shares of Stock with respect to which the Stock Appreciation Right is exercised, subject to any limitations the Committee may impose.

7.2   Payment and Limitations on Exercise.   Payment of the amounts determined under Section 7.1(b) above shall be in cash, in Stock (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised) or a combination of both, as determined by the Committee in the Award Agreement.

ARTICLE 8

OTHER TYPES OF AWARDS

8.1   Performance Share Awards.   Any Eligible Individual selected by the Committee may be granted one or more Performance Share awards which shall be denominated in a number of shares of Stock and which may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Participant.

8.2   Performance Stock Units.   Any Eligible Individual selected by the Committee may be granted one or more Performance Stock Unit awards which shall be denominated in unit equivalent of shares of Stock and/or units of value including dollar value of shares of Stock and which may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee (subject to Section 10.6). In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Participant.

8.3   Performance Award.   Any Eligible Individual selected by the Committee may be granted a Performance Award.   The value of such Performance Awards may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any Performance Period determined by the Committee. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the Participant.

8.4   Dividend Equivalents.

(a)    Any Eligible Individual selected by the Committee may be granted Dividend Equivalents based on the dividends declared on the shares of Stock that are subject to any Award, to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award is exercised, vests or expires, as determined by the Committee. Such Dividend Equivalents shall be converted to cash or additional shares of Stock by such formula and at such time and subject to such limitations as may be determined by the Committee.

(b)   Dividend Equivalents granted with respect to Options or SARs that are intended to be Qualified Performance-Based Compensation shall be payable, with respect to pre-exercise periods, regardless of whether such Option or SAR is subsequently exercised.

8.5   Stock Payments.   Any Eligible Individual selected by the Committee may receive Stock Payments in the manner determined from time to time by the Committee; provided, that unless otherwise determined by the Committee such Stock Payments shall be made in lieu of base salary, bonus, or other cash compensation otherwise payable to such Participant. The number of shares shall be determined by the Committee and may be based upon the Performance Criteria or other specific criteria determined appropriate by the Committee, determined on the date such Stock Payment is made or on any date thereafter.

8.6   Deferred Stock.   Any Eligible Individual selected by the Committee may be granted an award of Deferred Stock in the manner determined from time to time by the Committee. The number of shares of Deferred Stock shall be determined by the Committee and may be linked to the Performance Criteria or other specific criteria determined to be appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. Stock underlying a Deferred Stock award will not be issued until the Deferred Stock award has vested, pursuant to a vesting schedule or criteria set by the Committee. Unless otherwise provided by the Committee, a Participant awarded Deferred Stock shall have no rights as a Company stockholder with respect to such Deferred Stock until such time as the Deferred Stock Award has vested and the Stock underlying the Deferred Stock Award has been issued.

8.7   Restricted Stock Units.   The Committee is authorized to make Awards of Restricted Stock Units to any Eligible Individual selected by the Committee in such amounts and subject to such terms and conditions as determined by the Committee. At the time of grant, the Committee shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate. At the time of grant, the Committee shall specify the maturity date applicable to each grant of Restricted Stock Units which shall be no earlier than the vesting date or dates of the Award and may be determined at the election of the grantee. On the maturity date, the Company shall transfer to the Participant one unrestricted, fully transferable share of Stock for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited. The Committee shall specify the purchase price, if any, to be paid by the grantee to the Company for such shares of Stock.

8.8   Term.   Except as otherwise provided herein, the term of any Award of Performance Shares, Performance Stock Units, Dividend Equivalents, Stock Payments, Deferred Stock, or Restricted Stock Units shall be set by the Committee in its discretion.

8.9   Exercise or Purchase Price.   The Committee may establish the exercise or purchase price, if any, of any Award of Performance Shares, Performance Stock Units, Deferred Stock, Stock Payments, or Restricted Stock Units; provided, however, that such price shall not be less than the par value of a share of Stock, unless otherwise permitted by applicable state law.

8.10 Exercise upon Termination of Employment or Service.   An Award of Performance Shares, Performance Stock Units, Dividend Equivalents, Deferred Stock, Stock Payments, or Restricted Stock Units shall only be exercisable or payable while the Participant is an Employee, Consultant or a member of the Board, as applicable; provided, however, that the Committee in its sole and absolute discretion may provide that an Award of Performance Shares, Performance Stock Units, Dividend Equivalents, Stock Payments, Deferred Stock, Restricted Stock Units or Other Stock-Based Award may be exercised or paid subsequent to a termination of employment or service, as applicable, or following a Change of Control of the Company, or because of the Participant’s retirement, death or disability, or otherwise.

8.11 Form of Payment.   Payments with respect to any Awards granted under this Article 8 shall be made in cash, in Stock or a combination of both, as determined by the Committee.

8.12 Award Agreement.   All Awards under this Article 8 shall be subject to such additional terms and conditions as determined by the Committee and shall be evidenced by an Award Agreement.

ARTICLE 9

PERFORMANCE-BASED AWARDS

9.1   Purpose.   The purpose of this Article 9 is to provide the Committee the ability to qualify Awards other than Options and SARs and that are granted pursuant to Articles 6 and 8 as Qualified Performance-Based Compensation. If the Committee, in its discretion, decides to grant a Performance-Based Award to a Covered Employee, the provisions of this Article 9 shall control over any contrary provision contained in Articles 6 or 8; provided, however, that the Committee may in its discretion grant Awards to Covered Employees or other Participants that are based on Performance Criteria or Performance Goals but that do not satisfy the requirements of this Article 9.

9.2   Applicability.   This Article 9 shall apply only to those Covered Employees selected by the Committee to receive Performance-Based Awards. The designation of a Covered Employee as a Participant for a Performance Period shall not in any manner entitle the Participant to receive an Award for the period. Moreover, designation of a Covered Employee as a Participant for a particular Performance Period shall not require designation of such Covered Employee as a Participant in any subsequent Performance Period and designation of one Covered Employee as a Participant shall not require designation of any other Covered Employees as a Participant in such period or in any other period.

9.3   Procedures with Respect to Performance-Based Awards.   To the extent necessary to comply with the Qualified Performance-Based Compensation requirements of Section 162(m)(4)(C) of the Code, with respect to any Award granted under Articles 6 and 8 which may be granted to one or more Covered Employees, no later than ninety (90) days following the commencement of any fiscal year in question or any other designated fiscal period or period of service (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (a) designate one or more Covered Employees, (b) select the Performance Criteria applicable to the Performance Period, (c) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period, and (d) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each Covered Employee for such

Performance Period. Following the completion of each Performance Period, the Committee shall certify in writing whether the applicable Performance Goals have been achieved for such Performance Period. In determining the amount earned by a Covered Employee, the Committee shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the Performance Period.

9.4   Payment of Performance-Based Awards.   Unless otherwise provided in the applicable Award Agreement, a Participant must be employed by the Company or a Subsidiary on the day a Performance-Based Award for such Performance Period is paid to the Participant. Furthermore, a Participant shall be eligible to receive payment pursuant to a Performance-Based Award for a Performance Period only if the Performance Goals for such period are achieved. In determining the amount earned under a Performance-Based Award, the Committee may reduce or eliminate the amount of the Performance-Based Award earned for the Performance Period, if in its sole and absolute discretion, such reduction or elimination is appropriate.

9.5   Additional Limitations.   Notwithstanding any other provision of the Plan, any Award which is granted to a Covered Employee and is intended to constitute Qualified Performance-Based Compensation shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as qualified performance-based compensation as described in Section 162(m)(4)(C) of the Code, and the Plan shall be deemed amended to the extent necessary to conform to such requirements.

ARTICLE 10

PROVISIONS APPLICABLE TO AWARDS

10.1 Stand-Alone and Tandem Awards.   Awards granted pursuant to the Plan may, in the discretion of the Committee, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

10.2 Award Agreement.   Awards under the Plan shall be evidenced by Award Agreements that set forth the terms, conditions and limitations for each Award which may include the term of an Award, the provisions applicable in the event the Participant’s employment or service terminates, and the Company’s authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an Award.

10.3 Limits on Transfer.   No right or interest of a Participant in any Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or a Subsidiary, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or a Subsidiary. Except as otherwise provided by the Committee, no Award shall be assigned, transferred, or otherwise disposed of by a Participant other than by will or the laws of descent and distribution. The Committee by express provision in the Award or an amendment thereto may permit an Award (other than an Incentive Stock Option) to be transferred to, exercised by and paid to certain persons or entities related to the Participant, including but not limited to members of the Participant’s family, charitable institutions, or trusts or other entities whose beneficiaries or beneficial owners are members of the Participant’s family and/or charitable institutions, or to such other persons or entities as may be expressly approved by the Committee, pursuant to such conditions and procedures as the Committee may establish. Any permitted transfer shall be subject to the condition that the Committee receive evidence satisfactory to it that the transfer is being made for estate and/or tax planning purposes (or to a “blind trust” in connection with the Participant’s termination of employment or service with the Company or a Subsidiary to assume a position with a governmental, charitable, educational or similar non-profit institution) and on a basis consistent with the Company’s lawful issue of securities.

10.4 Beneficiaries.   Notwithstanding Section 10.3, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If the Participant is married and resides in a community property state, a designation of a person other than the Participant’s spouse as his or her beneficiary with respect to more than 50% of the Participant’s interest in the Award shall not be effective without the prior written consent of the Participant’s spouse. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto pursuant to the Participant’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.

10.5 Stock Certificates; Book Entry Procedures.   Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Award, unless and until the Board has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed or traded. All Stock certificates delivered pursuant to the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal, state, or foreign jurisdiction, securities or other laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Board may require that a Participant make such reasonable covenants, agreements, and representations as the Board, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements. The Committee shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Committee.

10.6 Full Value Award Vesting Limitations.   Notwithstanding any other provision of this Plan to the contrary, Full Value Awards made to Employees or Consultants shall become vested over a period of not less than three years (or, in the case of vesting based upon the attainment of Performance Goals or other performance-based objectives, over a period of not less than one year) following the date the Award is made; provided, however, that, notwithstanding the foregoing, Full Value Awards may vest sooner upon a Change in Control, death or disability.

10.7 Paperless Administration.   In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Participant may be permitted through the use of such an automated system.

ARTICLE 11

CHANGES IN CAPITAL STRUCTURE

11.1 Adjustments.

(a)    In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off, recapitalization or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of Stock or the share price of the Stock, other than an Equity Restructuring, the Committee shall make such proportionate and equitable adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such change with respect to (i) the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Sections 3.1 and 3.3); (ii) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (iii) the grant or exercise price per share for any outstanding Awards under the Plan. Any adjustment affecting an Award intended as Qualified Performance-Based Compensation shall be made consistent with the requirements of Section 162(m) of the Code.

(b)   In the event of any transaction or event described in Section 11(a) or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in applicable laws, regulations or accounting principles, the Committee, in its sole and absolute discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Participant’s request, is hereby authorized to take any one or more of the following actions whenever the Committee determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

           (i)  To provide for either (A) termination of any such Award in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 11(b) the Committee determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment) or (B) the replacement of such Award with other rights or property selected by the Committee in its sole discretion;

          (ii)  To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

        (iii)  To make adjustments in the number and type of shares of Common Stock (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Restricted Stock or Deferred Stock and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding options, rights and awards and options, rights and awards which may be granted in the future;

         (iv)  To provide that such Award shall be exercisable or payable or fully vested with respect to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement; and

          (v)  To provide that the Award cannot vest, be exercised or become payable after such event.

(c)    In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Sections 11(a) and 11(b):

           (i)  The number and type of securities subject to each outstanding Award and the exercise price or grant price thereof, if applicable, will be proportionately and equitably adjusted. The adjustments provided under this Section 11.1(c)(i) shall be nondiscretionary and shall be final and binding on the affected Participant and the Company.

          (ii)  The Committee shall make such equitable adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Sections 3.1 and 3.3).

11.2   Acceleration upon a Change of Control.   Except as may otherwise be provided in any Award Agreement or any other written agreement entered into by and between the Company and a Participant, if a Change of Control occurs and a Participant’s Options, Restricted Stock or Stock Appreciation Rights settled in stock are not converted, assumed, or replaced by a successor, such Awards shall become fully exercisable and all forfeiture restrictions on such Awards shall lapse; and provided such Change of Control is a change in the ownership or effective control of the Company or in the ownership of or a substantial portion of the assets of the Company within the meaning of Section 409A of the Code, then all Restricted Stock Units, Deferred Stock and Performance Stock shall become deliverable upon the Change of Control. Upon, or in anticipation of, a Change of Control, the Committee may in its sole discretion provide for (i) any and all Awards outstanding hereunder to terminate at a specific time in the future and shall give each Participant the right to exercise such Awards during a period of time as the Committee shall determine, (ii) either the purchase of any Award for an amount of cash equal to the amount that could have been attained upon the exercise of such Award or realization of the Participant’s rights had such Award been currently exercisable or payable or fully vested (and, for the avoidance of doubt, if as of such date the Committee determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’ s rights, then such Award may be terminated by the Company without payment), (iii) the replacement of such Award with other rights or property selected by the Committee in its sole discretion the assumption of or substitution of such Award by the successor or surviving corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of Shares and prices, or (iv) provide for payment of Awards in cash based on the value of Stock on the date of the Change of Control plus reasonable interest on the Award through the date such Award would otherwise be vested or have been paid in accordance with its original terms, if necessary to comply with Section 409A of the Code.

11.3   No Other Rights.   Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the Plan or pursuant to action of the Committee under the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to an Award or the grant or exercise price of any Award.

ARTICLE 12

ADMINISTRATION

12.1   Committee.   Unless and until the Board delegates administration of the Plan to a Committee as set forth below, the Plan shall be administered by the full Board, and for such purposes the term “Committee” as used in this Plan shall be deemed to refer to the Board. The Board, at its discretion or as otherwise necessary to comply with the requirements of Section 162(m) of the Code, Rule 16b-3 promulgated under the Exchange Act or to the extent required by any other applicable rule or regulation, shall delegate administration of the Plan to a Committee. The Committee shall consist solely of two or more Directors, each of whom qualifies as (a) a Non-Employee Director and an “independent director” under the rules of the principal securities market on which shares of Stock are traded, and (b) an “outside director” pursuant to Code Section 162(m) and the regulations issued thereunder. Notwithstanding the foregoing:  (x) the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to all Awards granted to Directors and for purposes of such Awards the term “Committee” as used in this Plan shall be deemed to refer to the Board, and (y) the Committee may delegate its authority hereunder to the extent permitted by Section 12.5. Appointment of Committee members shall be effective upon acceptance of appointment. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee may only be filled by the Board.

12.2   Action by the Committee.   The Committee shall act in accordance with its charter. If the Committee does not have a charter, the majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by a majority of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

12.3   Authority of Committee.   Subject to any specific designation in the Plan, the Committee has the exclusive power, authority and discretion to:

(a)    Designate Participants to receive Awards;

(b)   Determine the type or types of Awards to be granted to each Participant;

(c)    Determine the number of Awards to be granted and the number of shares of Stock to which an Award will relate;

(d)   Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, or purchase price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Committee in its sole discretion determines; provided, however, that the Committee shall not have the authority to accelerate the vesting or waive the forfeiture of any Performance-Based Awards;

(e)    Determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(f)    Prescribe the form of each Award Agreement, which need not be identical for each Participant;

(g)    Decide all other matters that must be determined in connection with an Award;

(h)   Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

(i)    Interpret the terms of, and any matter arising pursuant to, the Plan or any Award Agreement; and

(j)     Make all other decisions and determinations that may be required pursuant to the Plan or as the Committee deems necessary or advisable to administer the Plan.

12.4   Delegation of Authority.   To the extent permitted by applicable law, the Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards to Participants other than (a) senior executives of the Company who are subject to Section 16 of the Exchange Act, (b) Covered Employees, or (c) officers of the Company (or members of the Board) to whom authority to grant or amend Awards has been delegated hereunder. Any delegation hereunder shall be subject to the restrictions and limits that the Committee specifies at the time of such delegation, and the Committee may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 12.5 shall serve in such capacity at the pleasure of the Committee.

12.5   Decisions Binding.   The Committee’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.

ARTICLE 13

EFFECTIVE AND EXPIRATION DATE

13.1   Effective Date.   This Amended and Restated Plan is effective as of the date the Plan is approved by the Company’s stockholders either:

(a)    By a majority of the votes cast at a duly held stockholders meeting at which a quorum representing a representing a majority of outstanding voting stock is, either in person or by proxy, present and voting on the Plan; or

(b)   By a method and in a degree that would be treated as adequate under Delaware law in the case of an action requiring stockholder approval.

13.2   Expiration Date.   The Plan will expire on, and no Award may be granted pursuant to the Plan after, the tenth anniversary of the Restatement Effective Date. Any Awards that are outstanding on the tenth anniversary of the Restatement Effective Date shall remain in force according to the terms of the Plan and the applicable Award Agreement.

ARTICLE 14

AMENDMENT, MODIFICATION, AND TERMINATION

14.1   Amendment, Modification, And Termination.   Subject to Section 15.14, with the approval of the Board, at any time and from time to time, the Committee may terminate, amend or modify the Plan; provided, however, that (a) to the extent necessary and desirable to comply with any applicable law, regulation, or stock exchange rule, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required, and (b) stockholder approval is required for any amendment to the Plan that (i) increases the number of shares available under the Plan (other than any adjustment as provided by Article 11), (ii) permits the Committee to grant Options with an exercise price that is below Fair Market Value on the date of grant, (iii) permits the Committee to extend the exercise period for an Option beyond ten years from the date of grant, or (iv) results in a material increase in benefits or a change in eligibility requirements. Notwithstanding any provision in this Plan to the contrary, absent approval of the stockholders of the Company, no Option may be amended to reduce the per share exercise price of the shares subject to such Option below the per share exercise price as of the date the Option is granted and, except as permitted by Article 11, no Option may be granted in exchange for, or in connection with, the cancellation or surrender of an Option having a higher per share exercise price.

14.2   Awards Previously Granted.   Except with respect to amendments made pursuant to Section 15.14, no termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted pursuant to the Plan without the prior written consent of the Participant.

ARTICLE 15

GENERAL PROVISIONS

15.1   No Rights to Awards.   No Participant, employee, or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Committee is obligated to treat Participants, employees, and other persons uniformly.

15.2   No Stockholders Rights.   Except as otherwise provided herein, a Participant shall have none of the rights of a stockholder of the Company with respect to shares of Stock covered by an Award unless and until the Participant becomes the record owner of such shares.

15.3   Withholding.   The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Participant’s employment tax obligations) required by law to be withheld with respect to any taxable event concerning a Participant arising as a result of this Plan. The Committee may in its discretion and in satisfaction of the foregoing requirement allow a Participant to elect to have the Company withhold shares of Stock otherwise issuable under an Award (or allow the return of shares of Stock) having a Fair Market Value equal to the sums required to be withheld. Notwithstanding any other provision of the Plan, the number of shares of Stock which may be withheld with respect to the issuance, vesting, exercise or payment of any Award (or which may be repurchased from the Participant of such Award within six months after such shares of Stock were acquired by the Participant from the Company) in order to satisfy the Participant’s federal, state, local and foreign income and payroll tax liabilities with respect to the issuance, vesting, exercise or payment of the Award shall be limited to the number of shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income.

15.4   No Right to Employment or Services.   Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment or services at any time, nor confer upon any Participant any right to continue in the employ or service of the Company or any Subsidiary.

15.5   Unfunded Status of Awards.   The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary.

15.6   Indemnification.   To the extent allowable pursuant to applicable law, each member of the Committee or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

15.7   Relationship to other Benefits.   No payment pursuant to the Plan shall be taken into account in determining any benefits pursuant to any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

15.8   Expenses.   The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

15.9   Titles and Headings.   The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

15.10   Fractional Shares.   No fractional shares of Stock shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up or down as appropriate.

15.11   Limitations Applicable to Section 16 Persons.   Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any Participant who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

15.12   Government and Other Regulations.   The obligation of the Company to make payment of awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required. The Company shall be under no obligation to register pursuant to the Securities Act of 1933, as amended, any of the shares of Stock paid pursuant to the Plan. If the shares paid pursuant to the Plan may in certain circumstances be exempt from registration pursuant to the Securities Act of 1933, as amended, the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.

15.13   Governing Law.   The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Delaware.

15.14   Section 409A.   To the extent that the Committee determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Restatement Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that following the Restatement Effective Date the Committee determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Restatement Effective Date), the Committee may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance and thereby avoid the application of any penalty taxes under such Section.

*   *   *   *   *

I hereby certify that the foregoing Plan was duly adopted by the Board of Directors of Accuride Corporation on April 26, 2007.

*   *   *   *   *

I hereby certify that the foregoing Plan was approved by the stockholders of Accuride Corporation on                              , 2007.

Executed on this          day of                               , 2007.

Corporate Secretary

Appendix C

Accuride Corporation Related Party Transaction Policy and Procedures

POLICY

Accuride Corporation (the “Company”) recognizes that related party transactions present a heightened risk of conflicts of interest (or the perception thereof) and therefore the Company has adopted this policy pursuant to which all Related Party Transactions shall be subject to approval or ratification in accordance with the procedures set forth in this policy.

For the purposes of this policy, a “Related Party Transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company (including any of its subsidiaries) was, is or will be a participant and the amount involved exceeds $120,000, and in which any Related Party (as defined below) had, has or will have a direct or indirect interest.

PROCEDURES

Audit Committee Approval

The Audit Committee of the Board of Director of the Company (the “Committee”) shall review the relevant facts and circumstances of each Related Party Transaction, including if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party and the extent of the Related Party’s interest in the transaction, take into account the conflicts of interest and corporate opportunity provisions of the Company’s Code of Conduct (the “Code”), and either approve or disapprove the Related Party Transaction. Any Related Party Transaction shall be consummated and shall continue only if the Committee has approved or ratified such transaction in accordance with the guidelines set forth in this Policy. If advance Committee approval of a Related Party Transaction requiring the Committee’s approval is not feasible, then the transaction may be preliminarily entered into by management upon prior approval of the transaction by the Chair of the Committee subject to ratification of the transaction by the Committee at the Committee’s next regularly scheduled meeting; provided that if ratification shall not be forthcoming, management shall make all reasonable efforts to cancel or annul such transaction.

Management shall present to the Committee each proposed Related Party Transaction, including all relevant facts and circumstances relating thereto and shall update the Committee as to any material changes to any approved or ratified Related Party Transaction and shall provide a status report at least annually at a regularly scheduled meeting of the Committee of all then current Related Party Transactions.

No director may participate in approval of a Related Party Transaction for which he or she is a Related Party.

Pre-Approved Transactions

The Committee has reviewed and pre-approved each of the following types of Related Party Transactions, which shall be deemed to be approved or ratified, as applicable, under this policy:

1.                Compensation

(a)           to an executive officer or director of the Company if the compensation is required to be reported in the Company’s proxy statement pursuant to Item 402 of the Securities and Exchange Commission’s Regulation S-K; or

(b)          to an the executive officer of the Company, if such compensation would have been required to be reported under Item 402 of Regulation S-K as compensation earned for services to the

Company if the executive was a “named executive officer” in the proxy statement and such compensation has been approved, or recommended to the Company’s Board of Directors for approval, by the Compensation Committee of the Board of Directors of the Company.

2.                Transactions that are in Company’s ordinary course of business and where the interest of the Related Party arises only

(a)           from the Related Party’s position as a director of another corporation or organization that is a party to the transaction; or

(b)          from the direct or indirect ownership by such Related Party and all other Related Parties, in the aggregate, of less than a 5% equity interest in another person (other than a partnership) which is a party to the transaction; or

(c)           from both such positions described in (a) and such ownership described in (b); or

(d)          from the Related Party’s position as a limited partner in a partnership in which the Related Party and all other Related Parties, in the aggregate, have an interest of less than 5%, and the Related Party is not a general partner of and does not have another position in the partnership.

3.                Transactions that are in the Company’s ordinary course of business and where the interest of the Related Party arises solely from the ownership of a class of equity securities in the Company and all holders of such class of equity securities of the Company will receive the same benefit on a pro rata basis.

4.                Transactions where the rates or charges involved in the transactions are determined by competitive bids, or transactions involving the rendering of services as a common or contract carrier, or as a public utility, at rates or charges fixed in conformity with law or governmental authority.

Disclosure

All Related Party Transactions are to be disclosed in the Company’s applicable filings as required by the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and related rules. Furthermore, any material Related Party Transaction shall be disclosed to the full Board of Directors.

Other Agreements

Management shall assure that all Related Party Transactions are not in violation of and are approved in accordance with any requirements of the Company’s financing or other material agreements.

Interpretation

This Policy is intended to comply with Item 404 of Regulation S-K. Notwithstanding anything herein to the contrary, this Policy shall be interpreted only in such a manner as to comply with Item 404 of Regulation S-K. In the event that a Related Party Transaction would constitute a conflict of interest or a corporate opportunity under the Code, the provisions of the Code also shall apply to such Related Party Transaction. Any such Related Party Transaction may not be approved hereunder unless it is also approved in accordance with the provisions of the Code and disclosed to the public to the extent required by law or the rules of the New York Stock Exchange.

DEFINITIONS

For purposes of this policy, a “Related Party” is:

1.                any person who is, or at any time since the beginning of the Company’s last fiscal year was, a director or executive officer of the Company or a nominee to become a director of the Company;

2.                any person who is known to be the beneficial owner of more than 5% of any class of the Company’s voting securities;

3.                any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the director, executive officer, nominee or more than 5% beneficial owner, and any person (other than a tenant or employee) sharing the household of such director, executive officer, nominee or more than 5% beneficial owner; and

4.                any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ACCURIDE CORPORATION

2007 ANNUAL MEETING OF STOCKHOLDERS

The undersigned stockholder of Accuride Corporation, a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, and hereby appoints Terrence J. Keating and David K. Armstrong, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2007 Annual Meeting of Stockholders of Accuride Corporation to be held on June 14, 2007, at 10:00 a.m., at the Evansville Airport Marriott, 7101 Highway 41 North, Evansville, IN 47725, and at any adjournments thereof, and to vote all shares of common stock, which the undersigned would be entitled to vote if then and there personally present on the matters set forth below:

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE ELECTION OF DIRECTORS NAMED HEREIN, “FOR” EACH PROPOSAL LISTED, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING, EITHER OF SUCH ATTORNEYS OR SUBSTITUTES SHALL HAVE AND MAY EXERCISE ALL OF THE POWERS OF SAID ATTORNEYS-IN-FACT HEREUNDER.

(Continued, and to be marked, dated and signed, on the other side)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS

AND “FOR” PROPOSALS 2 AND 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.  PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors
NOMINEES
☐	FOR all nominees	o	Mark D. Dalton			FOR	AGAINST	ABSTAIN
☐	WITHHOLD Authority	o	Frederick M. Goltz		2. Proposal to ratify the appointment of	☐	☐	☐
	for all nominees	o	James H. Greene, Jr.		Deloitte & Touche LLP as the
		o	Donald T. Johnson, Jr.		independent registered public
		o	Terrence J. Keating		accounting firm of the Company
☐	FOR ALL EXCEPT	o	Charles E. Mitchell		for the 2007 fiscal year.
	(See instructions below)		Rentschler
		o	Donald C. Roof		3. Proposal to amend and restate the
Company’s 2005 Incentive Award
Plan.

4. And upon such other matters that
may properly come before the
meeting and any adjournment(s)
thereof.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here

To change the address on your account, please check the box to the right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder:	Date:	Signature of Stockholder:	Date:

Note:          Please sign exactly as your name or names appear on this Proxy.  When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full name as such.  If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.  If signer is a partnership, please sign in partnership name by authorized person.